The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-278823

Subject to Completion
Preliminary Prospectus Supplement
Dated November 9, 2026

PROSPECTUS SUPPLEMENT

(To prospectus dated April 19, 2024)

ECOPETROL S.A.

US$                     % Notes due 20

The US$                       % notes due 20      (the “notes”) will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in the accompanying prospectus). Although we are 88.49% owned by the Republic of Colombia, or the “Nation”, the Nation is not liable for our obligations under the notes. The notes will be issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

The notes will mature on                       , 20      and will bear interest at the rate of                       % per annum. Interest on the notes will be payable on       and                        of each year, beginning on                       , 2027. We may redeem the notes, in whole or in part, at any time or from time to time prior to their maturity, at the redemption prices set forth in “Description of the Notes—Optional Redemption”. Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase the notes from holders at the repurchase price described herein.

We intend to apply to have the notes approved for listing on the New York Stock Exchange, or the “NYSE”.

Investing in the notes involves risks. See the “Risk Factors” sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (our “2025 Annual Report”), filed on April 30, 2026 with the Securities and Exchange Commission (the “SEC”), and beginning on page S-11 of this prospectus supplement.

	Per Note		Total
Initial price to the public(1):		%	US$
Underwriting discount:		%	US$
Proceeds, before expenses, to Ecopetrol:		%	US$

(1)	Plus, accrued interest, if any, from , 2026, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia or the “SFC” by its acronym in Spanish) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombian Stock Exchange (Bolsa de Valores de Colombia or the “BVC” by its acronym in Spanish), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law and in compliance with Part 4 of Decree 2555 of 2010.

The underwriters expect that the notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about                       , 2026.

Global Coordinators and Joint Book-Running Managers

Citigroup	J.P. Morgan

Joint Book-Runners

BBVA	Itaú BBA

Passive Book-Runner

BofA Securities

The date of this prospectus supplement is        , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is divided into two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on April 19, 2024. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement we use the terms “Ecopetrol,” “Ecopetrol Group,” the “Company,” “we,” “us,” and “our” and similar words to refer to Ecopetrol S.A., a Colombian mixed economy company, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “US$”, “$” and “U.S. dollars” are to United States dollars. References to “COP”, “COP$” and “pesos” are to Colombian pesos.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2016/97/EU, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A “QUALIFIED INVESTOR” AS DEFINED IN PROSPECTUS REGULATION (EU) NO 2017/1129, AS AMENDED. CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION. ThIS PROSPECTUS SUPPLEMENT has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. ThIS PROSPECTUS SUPPLEMENT is not a prospectus for the purposes of the Prospectus Regulation.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR IN THE UK MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (THE “EUWA”); (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A “QUALIFIED INVESTOR” AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (THE “POATRS”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY THE PRIIPS REGULATION AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION. ThIS PROSPECTUS SUPPLEMENT is not a prospectus for the purposes of the POATRs. ThIS PROPSECTUS SUPPLeMENT is only being distributed to and is only directed at, persons who are outside the UK or persons in the UK that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “relevant person”). In the UK, the debt securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the debt securities will be engaged in only with, relevant persons. ThIS PROSPECTUS SUPPLEMENT and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK Any person in the UK that is not a relevant person should not act or rely on thIS PROSPECTUS SUPPLEMENT or any of its contents.

ii

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements. All statements that are not based on historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are not guarantees of future performance and reflect our current expectations concerning future results, events, objectives, plans and goals and involve known and unknown risks, uncertainties and other factors that are difficult to predict, and which may cause our actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: changes in international crude oil and natural gas prices; our exploration and production activities, including drilling; and import and export activities; our liquidity, cash flow, and sources of funding; the results of our energy transmission and toll roads concessions activities through our subsidiary, Interconexión Eléctrica S.A. (“ISA”); our projected and targeted capital expenditures and other cost commitments and sales; dates by which certain areas will be developed or will come on-stream; future growth and development of the energy industry and its transition into lower carbon sources of energy; general economic and business conditions, including increased and prolonged inflation in Colombia and worldwide, volatility in crude oil and other commodity prices, refining margins and prevailing exchange rates; competition; our ability to obtain financing; our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves; uncertainties inherent in making estimates of our reserves; the modification, adjustment or reduction of the tariffs, rates or fees charged by the electricity transmission and transport businesses in the countries where they operate; significant political, economic and social developments in Colombia, our neighboring countries or other countries where we do business; the impact of tariffs, trade barriers and other restrictions imposed on global trade; natural disasters, pandemics and other public health events; the continuing Russian invasion of Ukraine and the eruption, escalation or continuation of conflicts in the Middle East; other military operations, terrorist acts, wars or embargoes; regulatory developments, including regulations related to climate change and cybersecurity; receipt and maintenance of government approvals and licenses; technical difficulties; and other factors described in our press releases and filings with the SEC, including our 2025 Annual Report and in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified in their entirety by this cautionary statement and are made only as of the dates of the respective documents. We do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances or for any other reason. Accordingly, undue reliance should not be placed on forward-looking statements.

OTHER INFORMATION

Ecopetrol’s financial information presented in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Ecopetrol also files financial information with the SFC, which is prepared in accordance with current reporting standards as in effect in Colombia (“Colombian IFRS”) and are not included in this prospectus supplement. Ecopetrol’s financial information under Colombian IFRS filed with the SFC is not directly comparable to its financial information presented under IFRS-IASB in this prospectus supplement or its filings with the SEC. The interim financial information contained in this report has been prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB.

iii

SUMMARY

This section summarizes key information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should carefully review the entire prospectus supplement, including the risk factors, the financial statements and the notes related thereto, the unaudited pro forma condensed combined financial statements included herein, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Summaries in this prospectus supplement and the accompanying prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part are qualified in their entirety by reference to such documents.

Overview

We are the largest oil producer and major fields operator company in Colombia and one of the main integrated energy companies in the American continent. We are responsible for over 60% of the hydrocarbon production, of most transportation, logistics, and hydrocarbon refining systems in Colombia, and maintain a leading position in the petrochemicals and gas distribution segments. Through ISA, the Company participates in energy transmission, the management of real-time systems (XM), and the Barranquilla - Cartagena coastal highway concession. At the international level, Ecopetrol has a stake in strategic basins in the American continent, with drilling and exploration operations in the United States (Permian basin and the Gulf of Mexico (aka Gulf of America)), Brazil, and Mexico, and, through ISA and its subsidiaries, Ecopetrol holds leading positions in the power transmission business in Brazil, Chile, Peru, and Bolivia, road concessions in Chile, and the telecommunications sector. The Nation currently owns 88.49% of our voting capital stock. We are among the world’s largest public oil and gas companies, ranking 28 on the Forbes 2025 Global 2000 Ranking, and the largest Colombian company in this ranking.

Our address is Carrera 13 No. 36-24 Bogota, Colombia and our telephone number is +57 310 315 8600. Our website is www.ecopetrol.com.co. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

See the “Our Corporate Strategy” and “Our Business Overview” sections of our 2025 Annual Report, filed on April 30, 2026 with the SEC, for further information about us.

Recent Developments

Acquisition of Equity Stake in Brava Energía S.A.

On April 23, 2026, Ecopetrol S.A. entered into a Share Purchase Agreement (the “SPA”) for the acquisition of 120,813,490 common shares of Brava Energia S.A. (“Brava”), representing approximately 26% of Brava’s outstanding share capital. Subsequently, on May 25, 2026, Ecopetrol Investimentos do Brasil Ltda. (“Ecopetrol Brasil”), a wholly owned subsidiary of Ecopetrol, launched a voluntary tender offer (“OPAV”) through B3 S.A. – Brasil, Bolsa, Balcão to acquire additional 116,110,717 outstanding common shares of Brava. The tender offer was subject to review by the Comissão de Valores Mobiliários (“CVM”), and the offering documents were amended from time to time in response to comments received from the CVM during the review process.

On August 17, 2026, the acquisition contemplated by the SPA and the OPAV were completed. As a result of the transactions, Ecopetrol, through Ecopetrol Brasil, acquired a controlling voting interest of approximately 51% in Brava. The aggregate consideration paid in connection with the acquisition of the shares acquired pursuant to the SPA and the OPAV was approximately R$5.6 billion.

In order to finance the Brava Transaction, Ecopetrol Capital AG ("ECAG"), a subsidiary of Ecopetrol organized under the laws of Switzerland, entered into a short-term credit facility governed by the laws of the State of New York on August 5, 2026 (the "Brava Bridge Loan"). On August 5, 2026, ECAG entered into an intercompany loan with Ecopetrol Brasil to fund the acquisition. The Brava Bridge Loan was entered into among, inter alia, ECAG, as borrower, Ecopetrol, as guarantor, UMB Bank, National Association, as administrative agent and certain lenders, including certain affiliates of BBVA Securities Inc., Citigroup Global Markets Inc., Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC, for an aggregate amount of up to US$1,190 million, with a maturity date falling approximately 360 days after disbursement thereof, and an annual interest rate increasing from Term SOFR (3M) plus 1.25% to 2.125%.

Board of Directors and Senior Management Changes

At the Extraordinary General Shareholders’ Meeting held on September 15, 2026, shareholders approved the election of nine members of the Board of Directors for the remainder of the 2025–2029 institutional term. Additionally, at that meeting, the shareholders approved an amendment to Article 20 of the Company’s bylaws regarding the composition, renewal, and election of the Board of Directors. On September 17, 2026, the Board elected its new leadership. As of the date of this prospectus supplement, the members of the Company’s Board of Directors are as follows:

1.            Carlos Augusto Suárez Rojas (Chair, Independent);

2.            Claudia Margarita Lafaurie Taboada (Vice Chair, Independent);

3.            Ricardo Rodríguez Yee (Independent);

4.            José Camilo Manzur Jattin (Independent);

5.            Betzy Patricia Martínez Zapatero (Independent);

6.            Luis Felipe Henao Cardona (Independent);

7.            Jorge Alberto Jaller Jaramillo (Non-Independent);

8.            César Eduardo Loza Arenas (Non-Independent); and

9.            Ludmila Del Carmen Vergara Rosales (Non-Independent).

In connection with these changes, the Board of Directors approved the reconstitution of its six supporting committees on September 17, 2026. The following is a brief description of the relevant experience of each newly elected member of the Board of Directors who was not previously serving on the Board.

Carlos Augusto Suárez Rojas, 57, is a lawyer from Universidad Externado de Colombia and has specializations in Public Management and Fiscal Control from Universidad del Rosario and in Criminal Law from Universidad de Salamanca. He previously served as Secretary General of Canal Capital Ltd. and as Secretary General and Operations Director of the Contraloría General de Cundinamarca, held other public sector positions, and served as a board member of Cambiamos S.A. He is currently the founder and Chief Executive Officer of Estrategia & Poder (SAS and LLC) and an investor in ClassHome Asesores Inmobiliarios, Churca S.A.S. and CA S.A.S. He has more than 34 years of experience and is an independent member.

Jorge Alberto Jaller Jaramillo, 51, is a lawyer from Universidad Pontificia Bolivariana. He previously served as Vice President of Retail, Vice President of Éxito and Carulla, Brand Manager of Éxito and Corporate Manager of Textile and Home at Almacenes Éxito S.A. He has also served as a board member of Comodín S.A.S., Centro Comercial Unicentro Bogotá, Puntos Colombia S.A.S. and Viajes Éxito. He is currently a business advisor at C.I. Iblu S.A.S. He has more than 25 years of experience and is a non-independent member.

José Camilo Manzur Jattin, 67, is a civil engineer from Universidad de Cartagena and has pursued master’s studies in Economics, with a specialization in social project evaluation. He previously served as acting Vice President of Carbocol S.A., President of Urra S.A. and Director and Expert Commissioner of the Energy and Gas Regulatory Commission (CREG), and has worked as a consultant in investment banking, project management and construction. He has served as President of the Asociación Colombiana de Distribuidores de Energía Eléctrica (ASOCODIS) since 2006. He has more than 43 years of experience and is an independent member.

Ludmila del Carmen Vergara Rosales, 51, is a lawyer from Universidad Sergio Arboleda and has a specialization in Civil Procedural Law from Corporación Universitaria del Caribe. She previously served as legal advisor to Banco Davivienda, the Gobernación de Sucre, Colegio Liceo Panamericano Campestre and Constructora GVV S.A.S. Her experience includes regulatory analysis, contracting, institutional management, legal risk prevention, conflict resolution, infrastructure projects and team leadership. She currently serves as Superintendent of Transportation (Superintendente de Transporte). She has more than 26 years of experience and is a non-independent member.

Betzy Patricia Martínez Zapateiro, 62, is a lawyer from Universidad del Norte and holds a master’s degree in Prevention and Treatment of Family Violence from Universidad de Barcelona. She previously served as legal representative of Organización Radial de la Costa, Enterprise Banking Manager and Corporate Officer of Banco Selfín S.A., Commercial Sub-Manager of Metropolitana de Comunicaciones de Metrotel S.A. and advisor to the DAPRE, the Agencia Nacional de Seguridad Vial and the Región Metropolitana de Bogotá Cundinamarca. She is currently manager and alternate legal representative of Fundación Sé Valiente and legal representative of ITCHI S.A.S. She has more than 35 years of experience and is an independent member.

Claudia Margarita Lafaurie Taboada, 61, is a lawyer from Pontificia Universidad Javeriana and has a specialization in Mining and Petroleum Law from Universidad Externado de Colombia. She previously served as Chief Legal Advisor and Vice President of Hydrocarbon Contracts of the Agencia Nacional de Hidrocarburos and has worked as an independent consultant. She is currently Vice President Legal of CNE Oil & Gas S.A.S. and a board member of Termoeléctrica El Tesorito S.A.S. She has more than 25 years of experience and is an independent member.

The composition of the Board of Directors and the Company’s management may be subject to further changes. The tenure of directors is subject to applicable legal and regulatory requirements, and may be affected by various factors, including changes in government policy.

On September 15, 2026, following the departure of Juan Carlos Hurtado Parra, the Board of Directors appointed Alfonso Camilo Barco Muñoz as Acting Chief Executive Officer, effective September 15, 2026. On September 24, 2026, the Board of Directors, acting unanimously, appointed Joaquín Gutiérrez Caballero, 51 years old, as Chief Executive Officer and principal legal representative of the Company on a permanent basis, effective September 28, 2026, following a selection process conducted by the Board’s Compensation, Nomination and Culture Committee in accordance with the Company’s Succession Policy. Accordingly, Mr. Barco Muñoz’s interim appointment as Chief Executive Officer concluded effective September 27, 2026. Mr. Gutiérrez Caballero holds a degree in Business Administration, together with postgraduate specializations in Telecommunications Project Management, Telecommunications Law, and Healthcare Services Management, and has more than 30 years of professional experience.

In August, September and October 2026, the Company announced the following senior management appointments:

1.	Miguel Ángel Cortés Angarita as acting Corporate Vice President of Territorial Transformation and HSE, effective as of August 31, 2026;

2.	Camilo Rojas as Corporate Vice President of Administration and Services, effective no later than October 6, 2026, succeeding Álvaro Iván Saavedra Barón, who had served as acting Vice President of Administration and Services since August 31, 2026;

3.	Juliana Perdomo Valencia as acting Corporate Director of Institutional Relations and Communications, effective as of August 31, 2026;

4.	Mauricio Gutiérrez as Corporate Vice President of Strategy and New Business, effective no later than October 6, 2026, succeeding Adrian Santiago Coral Pantoja, who had served as acting Corporate Vice President of Strategy and New Business since August 31, 2026;

5.	Ana Carolina Ríos Junco as acting Vice President of Refining and Industrial Processes, effective as of August 31, 2026;

6.	Armando José Cuello Navarro as Executive Vice President of Energy Transition, joined the Company no later than October 27, 2026, succeeding Henryk Manuel Porras Villamil, who had served as Acting Executive Vice President of Energy Transition since August 31, 2026;

7.	Elsa Jeanneth Jaimes Romero as Acting Executive Vice President of Hydrocarbons effective as of September 29, 2026. She has 35 years of experience in the oil and gas industry and previously served as Ecopetrol’s General Manager of Offshore and Exploration, leading its global exploration portfolio and strategy. She holds a degree in Geology from Universidad Industrial de Santander and a Master’s degree in Petroleum Geology from The University of Texas at Austin;

8.	Diana Marcela Acero Rojas as Acting Corporate Vice President of Science, Technology and Innovation, effective as of September 1, 2026;

9.	Juan Pablo Amaya Ibáñez as Acting Corporate Vice President of Organizational Talent, effective as of September 1, 2026;

10.	Graford Santamaría Valbuena as interim Vice President of Commercial and Marketing, effective as of September 16, 2026;

11.	Joaquín Gutiérrez Caballero as Chief Executive Officer, effective as of September 28, 2026, as described above;

12.	Mónica Jiménez González as Corporate Vice President of Legal Affairs and General Secretary, effective no later than October 6, 2026, succeeding Cristina Toro Restrepo, who served in that position through September 30, 2026, and Silvia Restrepo García Reyes, who served as acting Corporate Vice President of Legal Affairs and General Secretary from October 1, 2026; and

13.	José Eduardo Barreneche Ávila as Corporate Compliance Officer, effective no later than October 20, 2026, succeeding Rodolfo Mario García, who remained employed by the Company through October 13, 2026, and Julio Ricardo Corredor Calderón, the Company’s Alternate Compliance Officer, who served as Acting Corporate Compliance Officer from October 14, 2026.

The business experiences of the individuals appointed to senior management roles have been described in current reports on Form 6-K furnished to the SEC in July, August, September and October 2026 and which are incorporated by reference herein.

Notwithstanding the information set forth in this section, there can be no assurance that the composition of the Board of Directors or the Company’s management will not be subject to further changes. The tenure and composition of the Board of Directors and senior management may be affected by various factors, including changes in government policy and applicable legal and regulatory requirements.

Preliminary Financial Information for the Nine Months Ended September 30, 2026

As of the date of this prospectus supplement, we have not yet finalized our unaudited interim condensed consolidated financial statements as of and for the three and nine months ended September 30, 2026. These interim financial statements will be the first of our financial statements to consolidate Brava, following our acquisition of 51% of the outstanding voting share capital of Brava on August 17, 2026. They will include Brava’s assets and liabilities in our consolidated statement of financial position as of September 30, 2026, and Brava’s results and cash flows in our consolidated statements of profit or loss, comprehensive income and cash flows only for the period from September 1, 2026 through September 30, 2026 (see “Recent Developments—Acquisition of Equity Stake in Brava Energía S.A.”).

We expect to publish our unaudited interim condensed consolidated financial statements as of September 30, 2026 and for the three and nine months then ended, prepared in accordance with the Accounting and Financial Reporting Standards accepted in Colombia (“NCIF”), which are based on, but differ in certain respects from, IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB), and to furnish such financial statements to the SEC on Form 6-K during the second week of November 2026, after the settlement date of the notes offered hereby.

Based on management's review of the preliminary financial information in accordance with NCIF currently available for such periods, we expect our results and performance for the three and nine months ended September 30, 2026 to be consistent with that of the same periods of 2025. However, when comparing our results of operations for the three months ended September 30, 2026 to our results of operations for the three months ended June 30, 2026, we expect our net profit attributable to Ecopetrol shareholders for the period to show a decline of between 21% and 23%, primarily attributable to (i) a decline in our total sales and operating income of between 12% and 14%, in each case, due to a lower exchange rate, lower sales volumes and reduced refining activity associated with scheduled maintenance at the Barrancabermeja Refinery and (ii) the retroactive effect of the increase in the income tax surcharge from 10% to 15%, based on the projected average Brent crude oil price for 2026.

Financial information prepared in accordance with NCIF could differ from the financial information prepared in accordance with IFRS as issued by IASB in material amounts, especially in the income tax expense due to foreign exchange effects and administration expenses due to the pattern of recognition of the wealth tax.

Redemption of the 8.625% Senior Notes due 2029

We expect to deliver a conditional notice of redemption (the “Redemption Notice”) for up to US$720,000,000 aggregate principal amount of our outstanding 8.625% senior notes due 2029 (the “Target Notes”) in accordance with the indenture governing the Target Notes (the “Target Notes Indenture”) promptly following the pricing of this offering. We intend to use a portion of the net proceeds from this offering to pay the redemption price of the Target Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (as defined below).

The redemption of the Target Notes is expected to occur on the date that is 10 days following the delivery of the Redemption Notice (the “Redemption Date”). The redemption will be subject to one or more conditions precedent, including the completion of this offering. Any of these conditions may be waived by us. This offering is not conditioned on the redemption of the Target Notes. This Prospectus Supplement does not constitute a notice of redemption with respect to the Target Notes. Any redemption of the Target Notes will be made only pursuant to the Redemption Notice delivered in accordance with the Target Notes Indenture.

THE OFFERING

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, including the covenants and events of default contained in the indenture, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Ecopetrol S.A.
Notes	US$ aggregate principal amount of % notes due , 20 .
Maturity	, 20 .
Interest	The notes will bear interest from , 2026, the date of original issuance of the notes at the rate of % per annum, payable semiannually in arrears on each interest payment date.
Interest Payment Dates	and , of each year, commencing on , 2027.
Repurchase of Notes upon a Change of Control Repurchase Event	We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Debt Securities” in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts (as defined below) to but excluding the date of such purchase. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event” and “Risk Factors—Risk factors related to the notes—We may not be able to repurchase the notes upon a change of control repurchase event”.
Optional Redemption

At any time prior to                     , 20      (      months prior to the maturity date of the notes, the “Par Call Date”), at our option, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest on the notes to be redeemed to the redemption date.

On or after the Par Call Date, we may redeem the notes from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus, accrued and unpaid interest thereon to the redemption date. Any notice of optional redemption may be subject to the satisfaction of one or more conditions precedent. See “Description of the Notes—Optional Redemption.”

Withholding Tax Redemption	In the event that, as a result of certain changes in law affecting Colombia or any political subdivision or taxing authority thereof or therein, we become obliged to pay Additional Amounts, the notes will be redeemable, as a whole but not in part, at our option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Notes—Optional Redemption—Withholding Tax Redemption”.
Ranking	The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in “Description of the Debt Securities” in the accompanying prospectus). As of June 30, 2026, we had indebtedness of COP 105 trillion, all of which was unsecured debt, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate.

Use of Proceeds	We expect the net proceeds from the sale of the notes will be approximately US$ (after giving effect to the underwriters’ discount but before expenses). We intend to use the net proceeds of this offering for general corporate purposes, to finance expenditures outside our investment plan, which will include providing intercompany funding to ECAG, the proceeds of which will be used by ECAG to prepay a portion of the outstanding principal under the Brava Bridge Loan, and, to the extent that remaining proceeds are available, to repay certain other indebtedness. Certain underwriters or their affiliates may hold Target Notes to be redeemed with the proceeds of this offering, and therefore may receive a portion of proceeds if the Target Notes are redeemed pursuant to a notice of redemption. None of the underwriters shall have any responsibility for the application of the net proceeds of the notes. Certain of the underwriters, or affiliates of certain of the underwriters, are lenders under the Brava Bridge Loan that our subsidiary ECAG intends to repay in part with the indirect proceeds from this offering (see “Underwriting—Other Relationships”).
Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.
Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.
Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.
Trustee	The Bank of New York Mellon.
Listing	We intend to have the notes approved for listing on the NYSE.
Governing Law	New York.
Risk Factors	Investing in the notes involves risks. See the “Risk Factors” sections of our 2025 Annual Report and beginning on page S-11 of this prospectus supplement, and other information included or incorporated by reference in this prospectus supplement for a description of certain risks you should consider before investing in the notes.
Conflicts of Interest	As described in “Use of Proceeds,” a portion of the net proceeds of this offering will be used by our subsidiary ECAG to repay in part the Brava Bridge Loan. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be used by ECAG to reduce or to retire its indebtedness extended by affiliates of BBVA Securities Inc., Citigroup Global Markets Inc., Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC, underwriters in this offering, these underwriters would thereby be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority. Therefore, this offering is being conducted pursuant to the requirements of that rule. BofA Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering (see “Underwriting (Conflicts of Interest)—Conflicts of Interest”).

SUMMARY SELECTED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary historical financial data, which have been derived from our unaudited interim condensed consolidated financial statements presented in billions of Colombian pesos as of June 30, 2026 and our audited consolidated financial statements presented in billions of Colombian pesos as of December 31, 2025. The information included below and elsewhere in this prospectus supplement is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the six-month periods ended June 30, 2026 and 2025 and the accompanying notes included in the current report on Form 6-K furnished to the SEC on November 9, 2026 and incorporated by reference into this prospectus supplement.

Our consolidated financial statements for the years ended December 31, 2025, 2024 and 2023 included in the 2025 Annual Report and incorporated by reference in this prospectus supplement were prepared in accordance with IFRS-IASB.

Our unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the six-month periods ended June 30, 2026 and 2025 were prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB.

	CONSOLIDATED STATEMENT OF FINANCIAL POSITION
	As of June 30,		As of Dec 31,
	2026(1)	2026	2025

	(in thousands of U.S. dollars)	(in billions of Colombian pesos)
Assets
Current assets
Cash and cash equivalents	2,542	8,745	10,694
Trade and other receivables	5,885	20,251	14,880
Inventories	3,074	10,576	8,609
Other financial assets	711	2,447	1,838
Current tax assets	4,237	14,580	14,514
Other assets	870	2,993	2,910
Total current assets	17,319	59,592	53,445
Non-current assets
Trade and other receivables	10,488	36,086	35,130
Other financial assets	396	1,362	1,458
Investment in associates and joint ventures	2,324	7,998	8,048
Property, plant and equipment	30,222	103,990	106,104
Natural and environmental resources	13,909	47,860	48,407
Right-of-use assets	318	1,094	994
Intangible assets	3,783	13,018	14,041
Non-current tax assets	1,578	5,429	8,069
Goodwill	1,358	4,671	4,832
Other assets	493	1,695	1,692
Total non-current assets	64,869	223,203	228,775
Total assets	82,188	282,795	282,220

	CONSOLIDATED STATEMENT OF FINANCIAL POSITION
	As of June 30,		As of Dec 31,
	2026(1)	2026	2025

	(in thousands of U.S. dollars)	(in billions of Colombian pesos)
Liabilities
Current liabilities
Loans and borrowings	3,215	11,063	10,080
Trade and other payables	5,685	19,561	15,759
Provision for employee benefits	888	3,054	3,481
Current tax liabilities	893	3,073	2,368
Accrued liabilities and provisions	373	1,284	1,647
Other liabilities	405	1,395	1,179
Total current liabilities	11,459	39,430	34,514
Non-current liabilities
Loans and borrowings	27,277	93,855	99,120
Provision for employee benefits	3,035	10,442	10,472
Non-current tax liabilities	4,197	14,440	14,808
Accrued liabilities and provisions	4,422	15,214	14,801
Other liabilities	429	1,477	1,766
Total non-current liabilities	39,360	135,428	140,967
Total liabilities	50,819	174,858	175,481
Equity
Subscribed and paid in capital	7,277	25,040	25,040
Additional paid in capital	1,920	6,608	6,608
Reserves	9,982	34,345	30,292
Accumulated other comprehensive income	2,718	9,352	11,752
Retained earnings	2,327	8,006	7,691
Equity attributable to owners of parent	24,224	83,351	81,383
Non–controlling interest	7,145	24,586	25,356
Total equity	31,369	107,937	106,739
Total liabilities and equity	82,188	282,795	282,220

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP 3,440.83 to US$1.00, which was the Representative Market Rate as of June 30, 2026, as reported and certified by the SFC.

	Consolidated statement of profit or loss
	For the six-month period ended June 30,
	2026(1)	2026	2025

	(unaudited)

	(in thousands of U.S. dollars)	(in billions of Colombian pesos)
Sales
Domestic sales	9,446	34,530	29,567
Foreign sales	9,381	34,293	31,467
Total sales	18,827	68,823	61,034
Cost of sales	11,376	41,586	41,866
Gross profit	7,451	27,237	19,168
Administrative expenses	924	3,378	2,313
Operations and project expenses	793	2,898	2,285
Other operating expenses	51	185	553
Operating income	5,683	20,776	14,017
Financial results
Finance income	202	740	836
Finance expenses	(1,560)	(5,704)	(5,503)
Foreign exchange gain	153	560	164
Total financial result	(1,205)	(4,404)	(4,503)
Share of profits of associates and joint ventures	115	418	398
Profit before income tax expense	4,593	16,790	9,912
Income tax expense	(1,497)	(5,474)	(2,294)
Net profit for the period	3,096	11,316	7,618
Net profit attributable to:
Owners of parent	2,556	9,344	5,841
Non–controlling interest	540	1,972	1,777
Net profit for the period	3,096	11,316	7,618

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the average exchange rate of COP $3,655.5 to US$1.00, which was the average Representative Market Rate from January 1, 2026 until June 30, 2026, as reported by the SFC.

The following table presents our operating data for the periods indicated:

	OPERATING DATA
	For the six months ended June 30		For the year ended December 31,
	2026	2025	2025	2024	2023
Refining
Capacity(1)	464.7	464.7	464.7	464.7	464.8
Throughput(1)	431.9	404.8	420.5	416.9	422.6
Capacity utilization rate	93%	87%	90%	90%	91%
Proved reserves*
Crude oil(2)	-	-	1,553.0	1,428.8	1,384.2
Natural gas(3)	-	-	391.3	463.9	498.6
Total oil and natural gas proved reserves(4)	-	-	1,944.3	1,892.7	1,882.8
Production(5)
Oil	569.4	583.4	581.4	569.8	560.2
Gas	146.0	167.1	163.9	176.0	176.4
Total Production	715.4	750.5	745.3	745.8	736.6
Employees	19,454	19,697	19,581	19,581	19,657
Electric Power Transmission and Toll Roads Concessions
Transmission lines (km)	51,361	49,887	50,564	49,677	49,426

(1)	In thousands of barrels per day (kbpd) as of December 31 or June 30. See “Business Overview—Refining and Petrochemicals—Refining” in the 2025 Annual Report. Includes NGL.

(2)	In millions of barrels as of December 31 or June 30. See “Business Overview—Exploration and Production—Reserves” in the 2025 Annual Report.

(3)	In millions of barrels equivalent (boe) as of December 31 or June 30. See “Business Overview—Exploration and Production—Reserves” in the 2025 Annual Report.

(4)	In millions of barrels of oil equivalent (boe) as of December 31 or June 30. See “Business Overview—Exploration and Production—Reserves” in the 2025 Annual Report.

(5)	All production values are expressed in thousands of barrels of oil equivalent per day. Gross production includes royalties and is prorated by Ecopetrol's participation in each company. Gas includes gas and natural gas liquids.

*	Reserve data is calculated as of December 31 of the applicable prior year. Reserves information is calculated each year and is net after royalties. Third parties audit 99% of our total proved reserves.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and any documents incorporated by reference herein and, in particular, the risk factors described below, and in the Risk Factors section of our 2025 Annual Report before deciding to invest in the notes. The risk factors described below and in the Risk Factors section of our 2025 Annual Report are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risk factors related to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior unsecured and unsubordinated obligations that constitute our External Indebtedness. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Ecopetrol’s subsidiaries are separate and distinct legal entities from Ecopetrol. Ecopetrol’s subsidiaries have no obligation to pay any amounts due on the notes or to provide Ecopetrol with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans, guarantees or other payments. In addition, any payment of dividends, loans or advances by Ecopetrol’s subsidiaries could be subject to statutory or contractual restrictions. Payments to Ecopetrol by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Ecopetrol’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Ecopetrol is a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Ecopetrol. As of June 30, 2026, Ecopetrol had outstanding indebtedness of COP 66,442 billion and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP 38,476 billion, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate (using an exchange rate of COP 3,440.83 to US$1.00 as of June 30, 2026). As of June 30, 2026, and after giving effect to the issuance of the notes, Ecopetrol had outstanding indebtedness of COP million and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP million. None of the Ecopetrol indebtedness is secured, but the subsidiary indebtedness will rank effectively senior to the notes offered hereby.

The indenture does not restrict the amount of additional debt that we may incur or limit the granting of liens to secure indebtedness denominated in Pesos and does not provide for cross acceleration of the notes to other indebtedness denominated in Pesos or for events of default in the event of insolvency or liquidation of any of our subsidiaries.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn. Furthermore, there are no limits to the liens we may grant to secure indebtedness denominated in Pesos. Therefore, payments under the notes will be effectively subordinated to any current or future secured Peso-denominated debt. In addition, the notes only cross accelerate to indebtedness which is not denominated in Pesos and do not contain as events of default the insolvency or liquidation of any of our subsidiaries. Additionally, involuntary filings against Ecopetrol under the bankruptcy or insolvency laws of certain jurisdictions, if filed, would not constitute events of default under the indenture governing the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may adversely affect the rating and price of the notes.

Our credit ratings reflect rating agencies’ assessment of our ability to meet our obligations. Consequently, changes or anticipated changes in our credit ratings will generally affect the market value of the notes. These ratings may not reflect all risks relating to an investment in the notes.

Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase event. Our failure to repurchase the notes upon a change of control repurchase event would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes are not able to effect service of process on us, our directors or executive officers within the United States, which may limit your recovery in any foreign judgment you obtain against us.

We are a mixed-economy company (sociedad de economía mixta) organized under the laws of Colombia. Most of our directors and executive officers reside outside the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons or to enforce against us or them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as “exequatur”. For a description of these limitations, see “Enforcement of Civil Liabilities.”

We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.

We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Moreover, you may not be able to enforce a judgment against us in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act. Under Colombian law, we are subject to sovereign immunity before the Colombian courts regarding some specific assets and legal proceedings. According to Colombian law these immunities cannot be waived, and you may not be able to enforce a judgment against us in Colombian courts with respect to those assets.

We are not required to disclose as much information to investors as a U.S. issuer is required to disclose.

We are subject to the reporting requirements set by Law 964 of 2005, Decree 2555 of 2010, the SFC and the BVC. While we are also subject to some reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the corporate disclosure requirements that apply to us may not be equivalent to the disclosure requirements that apply to a U.S. issuer and, as a result, you may receive less information about us than you would receive from a U.S. issuer.

An active trading market for the notes may not develop and changes in the financial markets or interest rates could adversely affect the market prices of the notes.

The notes constitute an issuance of new securities with no established trading market. We intend to apply to have the notes approved for listing on the NYSE. Additionally, while the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities in their sole discretion at any time without notice. In addition, their market-making activity will be subject to limits imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. We cannot assure you that any market for the notes will be developed or sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected. If a market for the notes does not develop, holders may not be able to resell the notes for an extended period of time, if at all. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

We may issue additional notes that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series from the notes offered hereby.

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the notes offered hereby.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to pledge the notes could be limited.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer or pledge the notes could be limited. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of notes in certificated form and will not be considered “holders” of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture and to transfer their interests in the notes. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

Risks Related to Colombia and the Region’s Political and Regional Environment

This section discusses potential risks related to our extensive operations in Colombia, as well as our operations in other countries of Latin America.

Changes in economic, energy transition and oil & gas policies in Colombia, Peru, Brazil, Chile and the United States of America could materially affect our financial condition and results of operations.

Our financial condition and results of operations may be adversely affected by changes in the political climate of Colombia, Peru, Brazil and Chile to the extent that such changes affect the economic policies, growth, stability, outlook or regulatory environment of these countries.

Colombia

For the year ended December 31, 2025, sales derived from Colombia represented 48% of our total sales. The Colombian Government has historically exercised substantial influence on the local economy, and governmental policies are likely to continue to have an important effect on companies operating in Colombia and on market conditions. Natural resources are owned by the Nation but may be exploited by third parties who pay grants to the Government in exchange for exploitation rights. The President of Colombia and the Colombian Central Bank have considerable power and independence as policymakers to determine governmental policies, regulations and actions relating to the economy and may adopt policies that negatively affect us. We cannot predict which policies will be adopted by the Government or whether those policies would have a negative impact on the Colombian economy or our business and financial performance.

Colombia held national legislative elections for the bicameral Congress in March 2026 and presidential elections in May and June 2026. Following the second round of the presidential election held on June 21, 2026, Abelardo de la Espriella and José Manuel Restrepo were elected as President and Vice President of Colombia, respectively. The National Electoral Council subsequently certified the election results and declared Mr. de la Espriella President-elect for the 2026–2030 term. Mr. de la Espriella took office on August 7, 2026.

Changes in public policy, regulatory approaches and government priorities, including those related to the energy sector, may result from the transition to the new administration. While the new government has announced certain policy priorities, the scope, timing and impact of any legislative, regulatory, fiscal, environmental or energy-related measures remain uncertain. Accordingly, we cannot predict whether future governmental actions or policy changes may adversely affect the business environment in which we operate, our industry or our business, financial condition, results of operations and prospects.

Although elected governments and the Colombian Congress have historically pursued free market economic policies with limited economic intervention, we cannot predict which policies, if any, will be adopted by the new Government and/or Congress, or whether those policies would have a negative impact on the Colombian economy or our business and financial performance. See section Business Overview—Applicable Laws and Regulations—Regulation of Exploration and Production Activities—Business Regulation—Temporary regulation for the Comprehensive Research Pilot Projects (PPII).

In August 2022, the MHCP submitted a tax reform bill to Congress proposing changes to the Colombian tax regime. The bill was sanctioned by President Petro as Law 2277 of 2022 on December 13, 2022, and became effective on January 1, 2023.

Decree 175 of February 14, 2025 ("Decree 175") introduced tax measures intended to address the state of internal commotion declared by the National Government through Decree 062 of 2025. These measures included two new taxes: (i) the special tax for the Catatumbo; and (ii) the reactivation of the stamp tax rate. Both taxes were temporary and in effect from February 22, 2025, through December 31, 2025.

Subsequently, on December 22, 2025, the National Government issued Decree 1390, declaring a State of Economic Emergency throughout the national territory for 30 days due to unforeseen circumstances that worsened the country's fiscal situation. In response, the Government issued Decree 1474 on December 29, 2025, introducing tax measures to fund expenditures under the General National Budget for fiscal year 2026. On January 29, 2026, with Press Release No. 01, the Constitutional Court announced its decision to provisionally suspend the legal effects of Decree 1390. However, before the decision from the Constitutional Court, the Government issued Decree 1474, which included certain fiscal and regulatory provisions. On April 9, 2026, through Ruling C-075 of 2026, the Constitutional Court declared the unconstitutionality of Decree 1390 and, on April 15, 2026, through Ruling C-079 of 2026, the Constitutional Court declared the unconstitutionality of Decree 1474 as a consequence thereof. As a result, direct taxes while it produced effects (December 30, 2025 through January 28, 2026) may not be assessed or collected, and prepaid amounts must be refunded. Additionally, indirect taxes must be reimbursed to those who bore them, and evidence such payment before the DIAN, and consolidated benefits already obtained shall be recognized and preserved. The Constitutional Court's decisions do not affect other states of emergency declared for different purposes or the legislative decrees issued thereunder, which remain in force, nor do these constitute a finding regarding the merits of any subsequent legislative initiatives that may be pursued through ordinary constitutional channels. The implications of these decisions for public policy, regulatory frameworks and future government actions remain subject to legal, legislative and political developments.

On February 11, 2026, the National Government issued Decree 0150 of 2026, declaring a new State of Economic, Social and Ecological Emergency for 30 calendar days in the departments of Córdoba, Antioquia, La Guajira, Sucre, Bolívar, Cesar, Magdalena and Chocó, as a result of hydrometeorological events affecting those regions. Under this authority, Decree 173 of 2026 was issued on February 24, 2026, introducing a temporary wealth tax applicable for fiscal year 2026 to Colombian legal entities and assimilated entities, effective as of its publication and triggered by the possession of net equity equal or exceeding 200,000 UVT as of March 1, 2026. On June 24, 2026, through Ruling C-191 of 2026, the Constitutional Court revised the matter of Economic Emergency and decided that it stood even if not for all the reasons initially argued by the Government, subject to conditions limiting the scope of the measures adopted thereunder and their territorial application. Separately, on April 29, 2026, through Order A-533 of 2026, the Court provisionally suspended the collection of the second installment of the wealth tax for certain taxpayers. Accordingly, the temporary wealth tax was maintained for most companies (only non-profit entities under the special tax regime and companies in liquidation status were provisionally relieved from payment of the second installment).

For a description of the most relevant changes introduced by Law 2277, Decree 175, Decree 1390 and Decree 173, see "Financial Review – Effect of Taxes, Exchange Rate Variation, Inflation and the Price of oil on our Results." However, be advised that the three aforementioned decrees were issued as temporary measures and only Decree 173 remains in force.

Additionally, the Colombian Congress approved the bill on pension reform, which restructures the pension system into a "pillar system" that manages and assigns funds based on age, the condition of the affiliates and other criteria, and includes changes to pension schemes applicable to women. Although the bill was approved by Congress, the Constitutional Court is analyzing whether the law complies with the Colombian Constitution. On March 6, 2025, the Chamber of Representatives voted in favor of the healthcare reform presented by President Petro for review by the Colombian Congress. In April 2025, the Seventh Commission of the Senate began its review of the project and reached the decision to shelve it on December 16, 2025. On June 17, 2025, the Senate approved the labor reform, which was subsequently signed into law as Law 2466 of 2025 on June 25, 2025. The reform's progressive implementation commenced upon signing, with certain provisions taking effect immediately, including limits on fixed-term contracts (maximum term of four years) and overtime registration requirements, while other provisions are subject to six-month and twelve-month deferred effective dates. In addition, certain cost-related measures are being phased in gradually through 2027, including: (i) an increase in the surcharge applicable to work on Sundays and holidays from 80% in 2025 to 90% in 2026 and 100% in 2027; (ii) a reduction of the maximum workweek from 44 hours in 2025 to 42 hours by 2027; and (iii) a redefinition of the night shift as commencing at 7:00 p.m., effective six months after the date of signing. The reform also modified the costs applicable to work during extra hours. Among other changes, the reform reduced the workweek to 42 hours and modified the costs applicable to work during extra hours, Sundays and holidays. The reform also recognizes the existence of a full labor contract with apprentices from the Servicio Nacional de Aprendizaje (SENA), requiring companies to pay a salary of up to 75% of the monthly minimum salary during the instructive stage and 100% during the practice stage.

On December 29, 2025, the Government of Gustavo Petro declared a 23.7% increase in the monthly minimum salary, equivalent to two million Colombian pesos (COP 2,000,000) including the transportation subsidy. Following this announcement, market expectations collected by the Banco de la República reflected a significant reassessment of the inflationary and macroeconomic outlook for Colombia. Between the December 2025 survey (prior to the announcement) and the January 2026 survey (following the announcement), the median expectation for twelve-month headline inflation increased from 4.59% to 6.15%, an upward revision of 1.56 percentage points. Core inflation expectations (excluding food and regulated prices) rose from 4.58% to 6.18%, an increase of 1.60 percentage points, suggesting that market participants perceived the wage adjustment as having broader second-round effects beyond volatile or administratively regulated components.

Monetary policy expectations also adjusted materially. The expected Banco de la República policy rate at twelve months increased from 9.25% in December 2025 to 11.75% in June 2026, an upward shift of 2.50 percentage points, indicating that analysts anticipate a tighter and more prolonged monetary policy stance in response to increased inflationary pressures and potential risks to inflation convergence. On June 30, 2026, the Board of Directors of Banco de la República increased the benchmark policy rate by 75 basis points to 12.0%, citing persistent inflationary pressures, elevated inflation expectations and concerns regarding the pace of convergence toward its inflation target. The rate has held steady since then.

In addition, foreign exchange expectations showed a visible adjustment. The median USD/COP exchange rate expectation at twelve months declined from COP 3,966.40 at the end of 2025 to COP 3,700.00 in June 2026, an appreciation of COP 266.40, which may reflect expectations of tighter monetary policy, higher nominal interest rates and improved carry attractiveness partially offsetting inflationary concerns.

Taken together, these changes in market expectations suggest that the minimum wage increase was perceived as a macro-relevant policy decision with potential implications for inflation dynamics, monetary policy normalization and domestic demand conditions. A sustained deviation of inflation expectations from the Colombian Central Bank's target range could weigh on economic growth, increase financing costs and contribute to higher volatility in interest rates and macroeconomic variables. Such effects could, in turn, adversely affect operating costs, capital expenditures, financing conditions and the overall financial performance of companies operating in Colombia, including us.

As of February 13, 2026, Colombia's Council of State, acting as the country's highest administrative court, provisionally suspended the Government's decree setting a 23.7% increase in the legal monthly minimum wage for 2026. The suspension is a precautionary temporary measure while the court reviews the legality of the original decree. The Council ordered the Executive Branch to issue a new temporary decree within eight days, establishing a minimum wage figure that complies with statutory standards. This temporary figure will apply until the court issues a final ruling on the merits of the challenge. The suspension does not constitute a final judgment on the decree's legality and amounts already paid under the current wage level remain valid. On February 20, 2026, the Government issued a temporary replacement decree maintaining the 23.7% increase and stating that it incorporated the economic criteria referenced by the Council of State.

United States

With respect to United States of America, for the year ended December 31, 2025, sales derived from our consolidated subsidiaries in this country represented 36% of our total sales.

On April 2, 2025, U.S. President Donald J. Trump announced a universal baseline tariff of 10% on imports into the United States from many trading partners, including Colombia. In January 2025, following a diplomatic dispute concerning the acceptance of deported migrants, the U.S. administration announced proposed tariffs of 25% on Colombian imports, with a further increase to 50% announced for the following week. However, these measures were subsequently suspended after both governments reached an agreement, and the proposed tariffs did not take effect. In September 2025, the United States designated Colombia as a country failing to cooperate fully with U.S. counternarcotics efforts. Subsequently, in October 2025, the U.S. administration suspended U.S. assistance to Colombia and imposed sanctions on certain senior Colombian government officials, including President Gustavo Petro. These developments contributed to increased uncertainty regarding bilateral trade, economic and diplomatic relations between Colombia and the United States.

U.S. trade policy has continued to be characterized by a high degree of discretion, with tariffs, sanctions and other economic measures used in broader diplomatic, trade and security discussions. The imposition of tariffs, sanctions or other trade restrictions may have significant adverse effects on global trade, which could have a material adverse effect on Colombia’s economy, trade balance and key industries. A significant portion of Colombia’s exports are directed to the United States, making Colombia vulnerable to changes in U.S. trade policy. Such measures could reduce demand for Colombian goods in the United States, disrupt supply chains, and lead to job losses in affected industries. Additionally, retaliatory measures by other nations could exacerbate economic uncertainty, impact investor confidence and foreign direct investment, and countries facing higher tariff rates could decide to sell excess products into the Colombian market, adversely affecting Colombian producers. These developments may also contribute to global trade tensions and volatility in currency markets, which could put pressure on exchange rates and inflation. The counternarcotics designation and the suspension of U.S. assistance remained in effect as of the date of this prospectus supplement. While certain U.S. officials have publicly congratulated the new administration of Colombia, the future direction of bilateral trade, economic, security and diplomatic relations between Colombia and the United States remains uncertain. Any deterioration in such relations, or significant changes in trade, energy, tax, environmental or foreign policy affecting either country, could adversely affect investment, trade flows and economic conditions in Colombia.

Brazil

With respect to Brazil, for the year ended December 31, 2025, sales derived from our consolidated subsidiaries in this country represented 6% of our total sales. Brazil has experienced periods of political polarization and institutional tension in recent years, including events related to the January 2023 attacks on federal government institutions and subsequent judicial proceedings involving former President Jair Bolsonaro and other political actors. These developments have contributed to political uncertainty and may continue to affect the country's regulatory and business environment

On electoral matters, on October 6, 2024, municipalities held elections for mayors and city council members. A second round of voting took place on October 27, 2024, in 51 municipalities, and the elected officials took office on January 1, 2025. On October 4, 2026, Brazil held general elections for president and vice president, all 513 seats in the Chamber of Deputies, 54 of the 81 seats in the Federal Senate, and governors in all 26 states and the Federal District. No presidential candidate obtained a majority of the valid votes in the first round, in which Senator Flávio Bolsonaro of the Liberal Party (Partido Liberal, or "PL") received 47.03% and incumbent President Luiz Inácio Lula da Silva of the Workers' Party (Partido dos Trabalhadores, or "PT") received 45.16%. In the second round, held on October 25, 2026, President Lula was re-elected with 51.79% of the valid votes, compared to 48.21% for Mr. Bolsonaro, according to the official results released by the Superior Electoral Court (Tribunal Superior Eleitoral). President Lula is scheduled to take office on January 5, 2027, for a four-year term, his fourth as president. In the congressional elections, the PL became the largest party in both houses, electing 121 federal deputies and 19 senators, while the PT elected 70 federal deputies and six senators. The new Congress is scheduled to take office on February 1, 2027.

As in recent elections, the 2026 presidential election was decided by a narrow margin in a highly polarized political environment. The re-elected administration is expected to govern with a Congress in which opposition parties hold significant representation. We cannot predict which fiscal, tax, monetary, regulatory or foreign policies the federal government will adopt during President Lula's new term. Nor can we predict whether the administration will be able to build and maintain a governing coalition in Congress, or whether disputes over the electoral outcome or broader political polarization will lead to political or social instability. Any of these developments could adversely affect the Brazilian economy and our Brazilian subsidiaries’ results of operations, in particular.

The National Congress enacted a tax reform on December 20, 2023 (the “Brazil Tax Reform”). The Brazil Tax Reform includes: (i) merging four levies into value-added tax (VAT) rates managed in a dual format (partially federal and partially regional), (ii) changing tax collection from a tax on production to a tax on consumption, (iii) reduced tax rates on certain sectors of the economy, (iv) sets the framework for a creation of a cashback system, and (v) increases tax rates on luxury vehicles and inheritances. On April 25, 2024, the Federal Government submitted the bill for the first complementary law regulating aspects of the Brazil Tax Reform to the National Congress for consideration. The bill provides for a “cashback” or rebate mechanism for low-income families on certain goods and utility services, such as gas, electricity and water, and a “split payment” system that electronically splits tax payments relating to transactions by recipient. On January 16, 2025, the bill was enacted by President Lula as Complementary Law 214/2025 after having gone through its congressional approval process. On June 5, 2024, the Federal Government submitted bill No. 108/2024, the second complementary law regulating aspects of the Brazil Tax Reform to the National Congress for consideration. The bill creates the IBS Steering Committee (Comitê Gestor do Imposto sobre Bens e Serviços or “CG-IBS”, for its acronym in Portuguese) and regulates the administrative proceedings within the CG-IBS, as well as the collection and distribution of the tax on goods and services and the transition to the new tax system. The bill was approved and turned into Complementary Law 227 of January 13, 2026. Following the enactment of Complementary Law No. 227, the Federal Government continued implementing the reform through the issuance of regulations governing the new tax system, including regulations relating to the Contribution on Goods and Services (CBS) and the Tax on Goods and Services (IBS). The new tax system remains scheduled to begin implementation on January 1, 2027. The ultimate impact of the Brazil Tax Reform, including the implementation of related regulations and the transition to the new tax regime, remains uncertain.

Peru

With respect to Peru, for the year ended December 31, 2025, sales derived from our consolidated subsidiaries in Peru represented 2% of our total sales. Peru has experienced prolonged political instability, having had eight presidents since 2018 amid repeated impeachments, corruption scandals and fragile governing coalitions. Following the impeachment of President Dina Boluarte in October 2025 and the subsequent impeachment of her interim successor José Jerí in February 2026, José María Balcázar became Peru's ninth acting president in a decade.

In March 2024, Congress approved a constitutional reform reinstating a bicameral legislature, comprising a 130-member House of Representatives and 60 member Senate. The reform also limited the president’s power to dissolve Congress to the House of Representatives only; the Senate cannot be dissolved and is expected to wield considerable political power. On April 12, 2026, Peru held general elections for President, 60 Senators and 130 Deputies, the first bicameral election in more than 30 years. No single political party obtained a majority in Congress. No presidential candidate secured the majority required for election in the first round, triggering a runoff held on June 7, 2026. Based on the official vote count published by the National Office of Electoral Processes, Keiko Fujimori obtained approximately 50.1% of the votes, defeating Roberto Sánchez by approximately 49,600 votes. The new administration took office on July 28, 2026.

Although Peru's economy has shown resilience, posting more than 3% growth in 2024 and 2025 aided by its status as a major copper producer, Peru continues to experience significant political turnover, including multiple presidential transitions in recent years and an interim administration. We cannot assure that policies against free market and minimal intervention of the government in the Peruvian economy will not be taken by a new administration or any new congress. Any changes in the Peruvian economy or the Peruvian government’s economic policies may have a negative effect on our business, financial condition, and results of operations. Changes in economic or other policies by the Peruvian government or other political developments in Peru could adversely affect the business, financial condition, and results of operations of our subsidiaries.

Chile

With respect to Chile, for the year ended December 31, 2025, sales derived from our consolidated subsidiaries in this country represented 2% of our total sales.

Following social unrest in 2019, Chile undertook two successive attempts to draft a new constitution, both of which were rejected by voters. Following the second rejection, the Chilean government declared the constitutional reform process closed, with no further initiatives to be pursued during the presidential term that ended on March 11, 2026. The existing constitution accordingly remains in effect.

Elections for regional governors took place on October 26 and 27, 2024. In all regions except Tarapacá, Ñuble, Los Ríos, Aysén and Magallanes — where candidates were elected in the first round — a second-round election was held on November 24, 2024. The results reflected a notable shift in Chile's political landscape. The ruling center-left alliance, "Por Chile y sus Regiones," secured seven governorships, while the center-right coalition "Chile Vamos" won six, demonstrating strengthened regional influence. Independent candidates secured two governorships, and the "Tu Región Radical" movement claimed one, for a total of sixteen regional administrations.

In December 2025, Chile held presidential elections in which José Antonio Kast, a right-wing candidate, won the second round with approximately 58% of the vote. President Kast assumed office on March 11, 2026, marking a significant shift in political leadership driven in part by voter concerns regarding security, economic performance and governance. While the new administration has signaled a different policy orientation from that of the prior government, the scope, pace and impact of any changes to economic, regulatory, tax or energy policies remain uncertain. In August 2026, Congress approved the “National Reconstruction and Economic Development” bill, an omnibus legislative package that includes reductions in corporate tax rates, investment incentive measures, labor market reforms, changes to permitting and environmental review processes, and reconstruction initiatives. We cannot predict what additional policies will ultimately be adopted by the Kast administration or whether such policies will have a negative impact on the Chilean economy, our industry sector in Chile, or the business and financial performance of our Chilean subsidiaries.

Ecuador

Uncertainty in Colombia's bilateral relationship with Ecuador—a market that remains structurally integrated with Colombia across trade and energy systems— increased materially during the first months of 2026. In January 2026, Ecuador announced a 30% "security charge" on Colombian imports effective February 1, citing a widening trade deficit and border-security concerns. In response, Colombia suspended electricity exports to Ecuador and imposed a 30% tariff on 20 Ecuadorian products, describing these actions as temporary and subject to review. Ecuador then raised transport fees for Colombian crude shipped through the SOTE pipeline system by 900%—from USD 3/bl to USD 30/bl—and signaled additional adjustments on the OCP network. In late February, Ecuador announced it would increase tariffs on Colombian exports to 50%, effective March 1, 2026, and Colombia subsequently matched that rate on imports from Ecuador. In April 2026, Ecuador announced a further increase in tariffs on Colombian imports to 100%, effective May 2026.

These escalating measures have already disrupted cross-border power flows and crude-logistics corridors. Given Ecuador's significance as a commercial and strategic partner for Colombia, and the high degree of bilateral interdependence in electricity supply and crude-export routing, a prolonged dispute could pose operational risks to energy-sector activities and create broader adverse implications for Colombia's economic performance. On May 31, 2026, Ecuador announced the elimination of the security charge effective June 1, 2026, and Colombia subsequently indicated that it would remove reciprocal measures, reflecting a partial normalization of bilateral relations.

While the most restrictive trade measures have been lifted, there can be no assurance that future political, diplomatic, commercial, energy or security-related disputes between Ecuador and Colombia will not result in the reimposition of tariffs, trade restrictions, transportation limitations or other measures that could adversely affect regional economic activity and cross-border energy and logistics operations.

We cannot provide any assurances that political or social developments in Colombia, Peru, Brazil, Chile, or Ecuador, over which we have no control, will not have an adverse effect on our respective economic situations or adversely affect the business, financial condition, and results of operations of our consolidated subsidiaries and their ability to pay dividends or make other distributions to us. Any such developments could have a material adverse effect on our business, results of operations, and financial condition.

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes will be approximately US$                     (after giving effect to the underwriters’ discount but before expenses). We intend to use the net proceeds of this offering for general corporate purposes, to finance expenditures outside our investment plan, which will include providing intercompany funding to ECAG, the proceeds of which will be used by ECAG to prepay a portion of the outstanding principal under the Brava Bridge Loan, and, to the extent that remaining proceeds are available, to repay certain other indebtedness. Certain underwriters or their affiliates may hold Target Notes to be redeemed with the proceeds of this offering, and therefore may receive a portion of proceeds if the Target Notes are redeemed pursuant to a notice of redemption. None of the underwriters shall have any responsibility for the application of the net proceeds of the notes. Certain of the underwriters, or affiliates of certain of the underwriters, are lenders under the Brava Bridge Loan that our subsidiary ECAG intends to repay in part with the indirect proceeds from this offering (see “Underwriting—Other Relationships”).

EXCHANGE RATES AND CONTROLS

Exchange Rates

On November 6, 2026, the Representative Market Rate was COP 3,228.26 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The SFC calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last ten months.

	Exchange Rates
	High	Low	Average	Period-End
January 2026	3,790.77	3,630.33	3,693.16	3,670.47
February 2026	3,766.30	3,622.00	3,678.70	3,766.30
March 2026	3,797.64	3,668.89	3,714.86	3,669.96
April 2026	3,678.19	3,551.17	3,613.54	3,621.86
May 2026	3,796.87	3,631.57	3,718.86	3,678.15
June 2026	3,588.09	3,406.14	3,497.09	3,443.59
July 2026	3,440.83	3,132.42	3,272.01	3,132.42
August 2026	3,230.44	3,048.12	3,126.78	3,202.79
September 2026	3,349.63	3,072.27	3,184.33	3,341.23
October 2026	3,312.84	3,148.02	3,198.62	3,182.99
November 2026 (through November 6, 2026)	3,235.59	3,221.19	3,228.35	3,228.26

Source: SFC.

Exchange Controls

Colombia has not had exchange controls since 1991. However, pursuant to Colombian foreign exchange regulations certain transactions must be conducted in the foreign exchange market and, in some cases, subject to registration before the Colombian Central Bank. In addition, the Colombian Government, as regulator of international investments, or the Colombian Central Bank, as foreign exchange regulator, have, periodically, in certain circumstances, imposed capital controls, including deposit requirements for borrowers in foreign currency. However, as of the date hereof, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization: (i) on an actual basis based on our unaudited interim condensed consolidated financial statements as of June 30, 2026, prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB; (ii) on an adjusted basis to give effect to the completion of the offering and application of the proceeds of the notes offered hereby, as described under “Use of Proceeds”, of approximately US$                     (after giving effect to the underwriting discount but before expenses).

This table should be read in conjunction with our unaudited interim condensed consolidated financial statements as of June 30, 2026 prepared in accordance with IFRS-IASB, as included in the current report on Form 6-K filed with the SEC on November 9, 2026 and incorporated by reference into this prospectus supplement.

	As of June 30, 2026
	Actual		As Adjusted
	(in thousands of U.S. dollars)*	(in billions of Colombian pesos)	(in thousands of U.S. dollars)*	(in billions of Colombian pesos)
Cash and cash equivalents	2,542	8,745
Current loans and borrowings
Ecopetrol Bonds – Foreign currency Denominated(1)	988	3,400
Ecopetrol Bonds – COP Denominated(2)	27	92
Ocensa Bonds – Foreign currency Denominated(3)	16	55
ISA Bonds – COP Denominated(4)	41	141
ISA Bonds – Foreign currency Denominated(4)	142	488
Ecopetrol Commercial and Syndicated Loans – Foreign currency Denominated(5)	894	3,075
Ecopetrol Syndicated Loans – COP Denominated(6)	106	365
Invercolsa Commercial Loans – COP Denominated	48	167
Other Commercial Loans – COP Denominated	5	17
Other Commercial Loans – Foreign currency Denominated	410	1,410
ISA Commercial Loans – COP Denominated(4)	57	197
ISA Commercial Loans – Foreign currency Denominated(4)	62	212
Cenit Commercial and Syndicated Loan - COP Denominated(7)	182	627
Leases – COP Denominated	35	119
Leases – Foreign currency Denominated	8	30
Commercial loans from related parties – Foreign currency Denominated(8)	194	668
Total current loans and borrowings	3,215	11,063
Non-current loans and borrowings
Ecopetrol Bonds – Foreign currency Denominated(1)	13,218	45,482
Ecopetrol Bonds – COP Denominated(2)	239	823
Ocensa Bonds – Foreign currency Denominated(3)	391	1,344
ISA Bonds – COP Denominated(4)	1,154	3,971
ISA Bonds – Foreign currency Denominated(4)	6,831	23,506
ISA Commercial Loans – Foreign currency Denominated(4)	662	2,278
ISA Commercial Loans – COP Denominated(4)	998	3,433
Invercolsa Commercial Loans – COP Denominated	128	439
Ecopetrol Commercial and Syndicated Loans – Foreign currency Denominated(5)	2,706	9,312
Ecopetrol Commercial and Syndicated Loans – COP Denominated(6)	495	1,705
Other Commercial Loans – COP Denominated	77	265
Notes offered hereby
Leases – COP Denominated	206	709
Leases – Foreign currency Denominated	172	588
Total non-current loans and borrowings	27,277	93,855
Equity	31,369	107,937
Total capitalization(9)	61,862	212,855

*	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP 3,440.83 to US$1.00, which is the Representative Market Rate at June 30, 2026, as reported and certified by the SFC.

(1)	Corresponds to the 8.625% notes due 2029; the 6.875% notes due 2030; the 4.625% notes due 2031; the 7.750% notes due 2032; the 8.875% notes due 2033, the 8.375% notes due 2036, the 7.375% notes due 2043; the 5.875% notes due 2045, and the 5.875% notes due 2051.

(2)	Corresponds to local bonds issued in 2010 and 2013.

(3)	Corresponds to the 4.000% notes due 2027 issued by Oleoducto Central S.A. issued under Rule 144A and Regulation S under the Securities Act.

(4)	Corresponds to multiple notes and commercial loans entered into by ISA and some of its subsidiaries denominated in domestic and foreign currency.

(5)	Mainly includes the following: (i) US Exim Direct Loan Agreement; (ii) SACE Facility Agreement with three international banks; (iii) EKN Facility Agreement with one international bank; (iv) US Exim Guaranteed Facility with one international bank; (v) loan agreement dated December 20, 2022 of US$1,000 million among the Company, as borrower, with international banks. (vi) loan agreement dated April 16, 2026 with JP Morgan, BBVA, BofA, Banck of China, and other banks for US$1,250 million; and (vii) other commercial loans with international banks.

(6)	Includes: (i) Commercial loan in pesos with Bancolombia S.A. for COP 1,0 trillion with maturity in December 2028; (ii) Commercial loan in pesos with Grupo Aval Banks (Banco de Bogotá, Banco de Occidente, Banco Popular) for COP 1,0 trillion with maturity in December 2031.(7) Corresponds to the treasury loan of Cenit Transporte y Logística de Hidrocarburos, which it entered into with a syndicate of local banks in April 2026 due in April 2027.

(8)	Deposits held by Equion in Ecopetrol Capital AG.

(9)	Includes total current loans and borrowings plus total non-current loans and borrowings and equity.

Since June 30, 2026, there has not been any material change to our total capitalization, except for (i) an increase in indebtedness resulting from financing arrangements entered into by Ecopetrol Capital AG in connection with the acquisition of Brava Energia S.A., amounting to approximately US$1.1 billion; (ii) the consolidation of Brava Energia S.A.'s outstanding indebtedness of approximately US$3.7 billion following the acquisition; (iii) additional indebtedness of approximately US$1.25 billion incurred by ISA in the ordinary course of its financing activities; and (iv) the notes offered hereby which are expected to be issued on               , 2026, and the application of the issue of proceeds therefrom.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture relating to the notes because they will define your rights as holders of the notes. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You may obtain copies of the indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The notes due 20   , which are referred to in this prospectus supplement as the “notes”, will constitute a single series of senior notes under the indenture. The notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the notes and issue additional notes of the same series.

The notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on                      and                      of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on                      , 2027 to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the notes is                     , 20   . If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Additional Amounts

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Debt Securities—Withholding Tax Redemption” in the accompanying prospectus.

Change of Control

We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Book-Entry Issuance

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Book-entry notes may be transferred or exchanged only through the depositary. See “Description of the Debt Securities—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York 10007.

Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Government Responsibility

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not and will not be responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus. In the case of certificated notes (which will only be issued in the circumstances described below under “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York 10007. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of US$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

Form, Denomination and Registration

See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered senior notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary. For further information on the depositary, see “Description of the Debt Securities—Information Relating to the Depositary” in the accompanying prospectus.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to the notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to the notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

1.	hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

2.	give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

3.	at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.	Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.	Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred, and which is related to the financing of export, import or other trade transactions;

3.	Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.	Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.	Liens existing as of the date of original issuance of the notes;

6.	Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.	Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8.	Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.	Liens to secure the notes;

10.	(i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.	Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.	Liens securing Internal Indebtedness;

13.	Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.	Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.	Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.	Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.	Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.	Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).	any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii).	any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).	any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).	any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v).	any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi).	any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii).	any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii).	any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption

Prior to                     , 20      (      months prior to the maturity date of the notes, the “Par Call Date”), at our option, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem, at our option, the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If the notes are to be redeemed in part only, the notice of redemption that relates to the notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1.	default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.	default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.	default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.	any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.	the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.	Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.	the entry by a court having competent jurisdiction of:

(a)            a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree, or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)           a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree, or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)            a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.	the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.	Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2.	all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

See “Description of the Debt Securities—Meetings of Noteholders” in the accompanying prospectus.

Modification and Waiver

See “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus.

Listing

Ecopetrol intends to apply to have the notes approved for listing on the NYSE.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, unless an abandoned property law designates another person, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

See “Description of the Debt Securities—Certain Definitions” in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

See “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

Waiver of Immunity

Ecopetrol shall irrevocably waive, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York, or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021; and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), pursuant to which the sales, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Articles 80, 81 and 87 of Law 2080 of 2021. Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by Ecopetrol. In addition, to the extent that Ecopetrol or any of its sales, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, Ecopetrol irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the indenture and the notes. Ecopetrol reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976, as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 19 West 44th Street, Suite 200, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. Except where otherwise noted, this discussion applies only to U.S. Holders (as defined below) of notes that purchase the notes at the initial issue price indicated on the cover of this prospectus supplement and that hold the notes as “capital assets” (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed U.S. Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations.

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and holders are urged to consult their own tax advisors regarding their specific tax situations. The discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including, for example:

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

•	banks or other financial institutions;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in section 451 of the Code);

•	U.S. expatriates; or

•	holders that hold the notes as part of a hedge, straddle, conversion or other integrated transactions.

Further, this discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, Medicare tax on net investment income consequences or any state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes or the additional U.S. federal income tax considerations that may apply to U.S. Holders whose Target Notes are redeemed. U.S. Holders whose Target Notes are redeemed should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the redemption of their notes pursuant to the notice of redemption, including the potential application of the wash sale rules.

As used herein, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under current U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to the consequences to it of acquisition, ownership and disposition of the notes.

Characterization of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included, and the character of gain recognized with respect to the notes would likely be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated Interest

Payments of stated interest to a U.S. Holder on a note, including any amount withheld in respect of any taxes and any Additional Amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes and generally will constitute “passive category” income for most U.S. Holders. Subject to generally applicable restrictions and conditions (including a minimum holding period requirement), a U.S. Holder may be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes. U.S. Holders should be aware that U.S. Treasury regulations promulgated in December 2021 impose additional requirements for foreign taxes to qualify as creditable taxes for U.S. federal income tax purposes. A subsequent notice from the IRS provides temporary relief from such U.S. Treasury regulations by allowing taxpayers to apply a modified version of the U.S. Treasury regulations for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance), provided that the taxpayer consistently applies such modified version of the U.S. Treasury regulations and complies with specific requirements set forth in a previous notice. In the case of a U.S. Holder that consistently elects to apply the modified version of the U.S. Treasury regulations in the manner described in the preceding sentence, any taxes imposed by Colombia on payments of interest generally should qualify as a creditable tax. In the case of all other U.S. Holders, the application of these requirements to any Colombian taxes is uncertain and we have not determined whether these requirements have been met. If a Colombian tax is not a creditable tax for a U.S. Holder or the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes, the U.S. Holder may be able to deduct such Colombian tax in computing the U.S. Holder’s taxable income for U.S. federal income tax purposes, subject to applicable limitations and requirements. An election to deduct creditable foreign taxes instead of claiming foreign tax credits must be applied to all creditable foreign taxes paid or accrued in the U.S. Holder’s taxable year. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including a redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign income tax, a U.S. Holder may not be able to credit such tax against its U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code and recent U.S. Treasury regulations described above (and, even if treated as a creditable tax, such gain generally would be U.S. source income and the use of the credit may be limited unless the U.S. Holder has other income derived from foreign sources). Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to payments of principal of, and interest on, a note and to proceeds of the sale or redemption of a note, to U.S. Holders. Information reporting generally will apply to payments of principal of, and interest on, notes (including Additional Amounts), and to proceeds from the sale or redemption of notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient). Backup withholding will be required on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

Foreign Financial Asset Reporting

Certain U.S. Holders must report information relating to an interest in certain foreign financial assets such as the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the notes.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences in their particular situations.

Certain Colombian Tax Considerations

The following summarizes certain Colombian tax considerations that may be relevant to you if you invest in the notes. This summary is based on laws, regulations, rulings and decisions now in effect in Colombia which may change. Although unlikely, changes in regulations or official interpretations could apply retroactively and could affect the continued validity of this summary.

Under current Colombian law, interest paid by a Colombian borrower to foreign non-resident lenders is typically deemed Colombian source income, and it is therefore subject to income tax via withholdings (at 15% or 20%, depending on the term of the credit and absent a tax treaty that provides otherwise). However, payments of principal and interest on the notes are not subject to Colombian income tax, including income withholdings, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia, considering that the issuance of the notes qualifies as an external public debt, which based on Section 218 of the Colombian Tax Code, is tax exempted from all taxes in Colombia (no tax, impost, charges or any levy is triggered on this type of credit). In addition, gains accrued on the sale or other disposition of the notes will be sourced as non-Colombian income and, as such, will not be subject to Colombian income withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.

So long as the holders of the notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the notes.

An individual (including a holder of notes) will be deemed to be a tax resident in Colombia if he or she meets any of the following criteria:

•	If such person physically stays in Colombia for more than 183 calendar days within any given 365 consecutive day term.

•	If such person has been in service with the Colombian State or Government in a foreign state in which that person is exempt from taxes during the time of service by virtue of any provisions of the Vienna Conventions on diplomatic relations.

•	If such person is a Colombian national residing abroad, provided that, additionally, any of the following conditions are met:

○	such person has a spouse or permanent companion, or dependent children, who is a resident of Colombia, or

○	50% or more of such person’s total income is sourced in Colombia, or

○	50% or more of such person’s assets are managed in Colombia, or

○	50% or more of such person’s assets are deemed to be owned in Colombia, or

○	such person has been summoned by the Colombian Tax Office to provide proof of residency in another country (other than Colombia) and has failed to provide such evidence, or

○	such person is a resident of a country deemed as a non-cooperative jurisdiction, subject to low to nil taxation, or to a preferential regime under Colombian law.

A Colombian national considered a tax resident due to the abovementioned criteria will not be considered as a tax resident in Colombia if 50% or more of such person’s annual income is sourced in the jurisdiction in which such person is domiciled, or if 50% or more of such person’s assets are located in the jurisdiction in which such person is domiciled.

A foreign company or entity is deemed to be a “national” or a “Colombian entity” and, therefore, subject to income tax in Colombia on its worldwide income, if it meets any of the following criteria:

•	It has its place of effective management in Colombia;

•	It has its main domicile in Colombian territory; or

•	It is incorporated under Colombian laws.

In addition, permanent establishments of foreign non-resident entities or individuals are subject to income tax on their attributable worldwide source income. A foreign entity or a non-resident individual has a permanent establishment in Colombia when said entity or individual performs activities in Colombia through: (i) a fixed place of business (e.g., branches, factories, offices, among others) through which it undertakes its business activities in whole or in part, or (ii) an agent (either individuals or entities), who is not independent and habitually has or exercises in Colombia authority to execute agreements on behalf of the foreign company or non-resident individual.

Other changes introduced in tax related laws and regulations, and interpretations thereof, can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting tax deductions, and eliminating tax-based incentives and non-taxed income. In addition, tax authorities or courts may interpret tax regulations differently than we do, which could result in tax litigation and associated costs and penalties.

This summary does not describe all of the tax the considerations that may be relevant to you or your situation, you should consult your tax advisor about the tax consequences of holding the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BBVA Securities Inc., Itau BBA USA Securities, Inc. and BofA Securities, Inc. are acting as underwriters (the “underwriters”). Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes, set forth opposite its name below.

Underwriter	Principal Amount of the Notes
Citigroup Global Markets Inc.	US$
J.P. Morgan Securities LLC	US$
BBVA Securities Inc.	US$
Itau BBA USA Securities, Inc.	US$
BofA Securities, Inc.	US$
Total	US$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased, we may procure additional underwriters, or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their respective affiliates.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. Any notes sold to securities dealers may be sold by the underwriters, without our involvement, at a discount from the public offering price less a concession not in excess of           % of the principal amount of the notes. After the initial offering, the public offering price, concessions or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at US$           and are payable by us.

Trading Market for the Notes

The notes constitute a new issue of securities with no established trading market. We intend to apply to have the notes approved for listing on the New York Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about                     , 2026, which will be the       business day following the date of this prospectus supplement (such settlement being referred to as “T+           ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+            , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by us and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. As described below under “—Conflicts of Interest,” certain of the underwriters, or affiliates of certain of the underwriters, are lenders under the Brava Bridge Loan that our subsidiary ECAG intends to repay in part with the indirect proceeds from this offering. See “Use of Proceeds”.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Certain underwriters or their affiliates may hold Target Notes to be redeemed with the proceeds of this offering, and therefore may receive a portion of proceeds if the Target Notes are redeemed pursuant to a notice of redemption. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates are lenders to Ecopetrol and routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors

Colombia

The notes have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Part 4 of Decree 2555 of 2010 and Regulation 006 of 2025 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the notes to their Colombian clients.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of the securities referred to herein in any Member State of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in a Member State of notes which are the subject of the offering contemplated in this preliminary prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This paragraph is subject to the paragraph below.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This EEA selling restriction is in addition to any other selling restriction set out in this prospectus supplement.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:

(1)           the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of EUWA;

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or

(iii)	not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and

(2)           the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the notes by any person in any jurisdiction where it is unlawful to make such an offer or solicitation. The distribution of this prospectus supplement and the offer or sale of the notes in certain jurisdictions is restricted by law. This prospectus supplement may not be used for, or in connection with, and does not constitute, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstance in which such offer or solicitation is not authorized or is unlawful. No prospectus has been or will be approved in the UK in respect of the notes. Consequently, this prospectus supplement is only being distributed to, and is only directed at (1) persons who are outside the UK, (2) persons who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA, or the Order, or (3) high net worth entities falling within Article 49(2) of the Order, and other persons to whom it may be lawfully communicated (or, all such persons together, the relevant persons). Any person who is not a relevant person should not act or rely on this document or any of its contents. Persons into whose possession this prospectus supplement may come are required by us and the underwriters to inform themselves about and to observe such restrictions. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

This prospectus supplement has been prepared on the basis that the offering of the notes in the UK falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs and accordingly there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus supplement does not constitute a prospectus for the purposes of the POATRs. No notes have been offered or will be offered to the public in the UK except that the notes may be offered to the public in the UK at any time: (a) to any legal entity which is a “qualified investor” as defined in paragraph 15 of Schedule 1 to the POATRs; (b) to fewer than 150 persons (other than “qualified investors” as defined in paragraph 15 of Schedule 1 to the POATRs) in the UK, subject to obtaining the prior consent of the underwriters for any such offer; or (c) in any other circumstances falling within Part 1 of Schedule 1 to the POATRs. For the purposes of this provision, the expression an offer of securities to the public in relation to the notes means the communication to any person which presents sufficient information on: (i) the notes to be offered; and (ii) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the notes.

Argentina

The notes are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

No placement document, prospectus supplement, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (ASIC), in relation to this offering. This document does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

The Company is not licensed in Australia to provide financial product advice in relation to the notes. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the notes.

Brazil

The offer and sale of our notes has not been, and will not be, registered (or exempted from registration) with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under CVM Rule No. 400, of December 29, 2003, as amended, or under CVM Rule No. 476, of January 16, 2009, as amended. Any representation to the contrary is untruthful and unlawful. As a consequence, our notes cannot be publicly offered and sold in Brazil or to any investor resident or domiciled in Brazil. Documents relating to the offering of our notes, as well as information contained therein, may not be supplied to the public in Brazil, nor used in connection with any public offer for subscription or sale of notes to the public in Brazil.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus supplement does not constitute a public offer of the notes, whether by way of sale or subscription, in the Cayman Islands. The notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

Notice to Chilean Investors

Pursuant to the Securities Market Law of Chile and Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the Financial Market Commission of Chile (Comisión para el Mercado Financiero, or “CMF”) (“Rule 336”), the notes may be privately offered to certain qualified investors identified as such by Rule 336 (which in turn are further described in Rule No. 216, dated June 12, 2008, and rule 410 dated July 27, 2016, both of the CMF).

Rule 336 requires the following information to be made to prospective investors in Chile:

1.	Date of commencement of the offer: November 9, 2026. The offer of the notes is subject to Rule 336;

2.	The subject matter of this offer are securities not registered in the securities registry (Registro de Valores) of the CMF, nor in the foreign securities registry (Registro de Valores Extranjeros) of the CMF; hence, the notes are not subject to the oversight of the CMF;

3.	Since the notes are not registered in Chile there is no obligation by the issuer to deliver public information about the notes in Chile; and

4.	The notes shall not be subject to public offering in Chile unless registered in the relevant securities registry of the CMF.

China

The notes may not be offered or sold directly or indirectly to the public in the People’s Republic of China (China) and neither this prospectus supplement, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the notes may be supplied to the public in China or used in connection with any offer for the subscription or sale of notes to the public in China. The notes may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

The Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be: (i) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (ii) used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

The notes will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz uber die Erstellung, Billigung und Veroffentlichung des Prospekts, der beim offentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veroffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospeckt) within the meaning of the German Securities Selling Prospectus Act has been or will be registered within the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Ireland

The notes will not be placed in or involving Ireland otherwise than in conformity with the provisions of the Intermediaries Act 1995 of Ireland (as amended) including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and the codes of conduct made under Section 37 thereof.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Italy

The offering of the notes has not been registered pursuant to Italian securities legislation and, accordingly, no notes may be offered or sold in the Republic of Italy in a solicitation to the public, and sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

No offer, sale or delivery of the notes or distribution of copies of any document relating to the notes will be made in the Republic of Italy except: (a) to “Professional Investors”, as defined in Article 31.2 of Regulation No. 11522 of 1 July 1998 of the Commissione Nazionale per la Società e la Borsa, or the CONSOB, as amended, or CONSOB Regulation No. 11522, pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Italian Financial Act; or (b) in any other circumstances where an express exemption from compliance with the solicitation restrictions applies, as provided under the Italian Financial Act or Regulation No. 11971 of 14 May 1999, as amended.

Any such offer, sale or delivery of the notes or any document relating to the notes in the Republic of Italy must be: (i) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, the Italian Financial Act, CONSOB Regulation No. 11522 and any other applicable laws and regulations; and (ii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of the Italian Financial Act may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with professional investors and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the notes were purchased, unless an exemption provided for under the Italian Financial Act applies.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

The notes have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the notes in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the notes.

Mexico

The notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the Comisión Nacional Bancaria y de Valores, and that no action has been or will be taken that would permit the offer or sale of the notes in Mexico absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Netherlands

The notes may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the international offering may be distributed in or from the Netherlands, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises), in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of notes is publicly announced that the offer is exclusively made to said individuals or legal entities.

Peru

The notes and this prospectus supplement have not been registered in Peru under the Decreto Supremo N° 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores (the “Peruvian Securities Law”) or before the Superintendencia del Mercado de Valores and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to “institutional investors” (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The notes acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor, or the notes have been previously registered with the Registro Público del Mercado de Valores.

Portugal

No document, circular, advertisement or any offering material in relation to the notes has been or will be subject to approval by the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários), or the CMVM. No notes may be offered, re-offered, advertised, sold, re-sold or delivered in circumstances which could qualify as a public offer (oferta pública) pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários), and/or in circumstances which could qualify the issue of the notes as an issue or public placement of securities in the Portuguese market. This prospectus supplement and any document, circular, advertisements or any offering material may not be directly or indirectly distributed to the public. All offers, sales and distributions of the notes have been and may only be made in Portugal in circumstances that, pursuant to the Portuguese Securities Code, qualify as a private placement (oferta particular), all in accordance with the Portuguese Securities Code. Pursuant to the Portuguese Securities Code, the private placement in Portugal or to Portuguese residents of the notes by public companies (sociedades abertas) or by companies that are issuers of securities listed on a market must be notified to the CMVM for statistical purposes. Any offer or sale of the notes in Portugal must comply with all applicable provisions of the Portuguese Securities Code and any applicable CMVM Regulations and all relevant Portuguese laws and regulations. The placement of the notes in the Portuguese jurisdiction or to any entities which are resident in Portugal, including the publication of a prospectus supplement, when applicable, must comply with all applicable laws and regulations in force in Portugal and with the Prospectus Directive, and such placement shall only be performed to the extent that there is full compliance with such laws and regulations.

Qatar

The notes described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a Saudi Investor) who acquires the notes pursuant to this offering should note that the offer of the notes is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the “Offer of Securities Regulations” as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the KSA Regulations). The notes may be offered to no more than 60 Saudi Investors and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (SR) 1 million or an equivalent amount. The offer of notes is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (a) A Saudi Investor (the transferor) who has acquired notes pursuant to this exempt offer may not offer or sell notes to any person (referred to as a transferee) unless the price to be paid by the transferee for such notes equals or exceeds SR1 million. (b) If the provisions of paragraph (a) cannot be fulfilled because the price of the notes being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the notes to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million. (c) If the provisions of paragraphs (a) and (b) cannot be fulfilled, the transferor may offer or sell the notes if he/she sells his entire holding of the notes to one transferee.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire notes of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The notes may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the notes except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the notes.

Spain

The notes have not been registered with the Spanish National Commission for the Securities Market and, therefore, no notes may be publicly offered, sold or delivered, nor any public offer in respect of the notes made, nor may any prospectus supplement or any other offering or publicity material relating to the notes be distributed in Spain by the international agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Switzerland

This prospectus supplement is not intended to constitute, and does not constitute, an offer to the public or solicitation to purchase or invest in the notes described therein. The notes have not been and will not be publicly offered, directly or indirectly, in Switzerland, within the meaning of the Swiss Financial Services Act (“FinSA”) except (i) to any investor that qualifies as a professional within the meaning of the FinSA, and (ii) in any other circumstance qualifying as an exemption within the meaning of article 36 paragraph 1 of the FinSA, provided in each case, that no such offer of notes referred to in clauses (i) and (ii) above shall require the publication of a prospectus for offers of the notes in Switzerland pursuant to FinSA. The notes have not been and shall not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (U.A.E.) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus supplement does not constitute a public offer of the notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Conflicts of Interest

As described in “Use of Proceeds,” a portion of the net proceeds of this offering will be used by our subsidiary ECAG to repay in part the Brava Bridge Loan. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be used by ECAG to reduce or to retire its indebtedness extended by affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BBVA Securities Inc. and Itau BBA USA Securities, Inc., underwriters in this offering, these underwriters would thereby be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority.

Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the prospectus supplement and exercise the usual standards of due diligence with respect thereto. BofA Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. BofA Securities, Inc. will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify BofA Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

ENFORCEMENT OF CIVIL LIABILITIES

Ecopetrol is organized under the laws of Colombia. Ecopetrol’s directors and most of its executive officers and controlling persons named in this prospectus supplement are residents of Colombia, and substantially all of their assets are located outside the United States. Although Ecopetrol will appoint an agent for service of process in the United States, it may not be possible for you to effect service of process within the United States upon such persons or Ecopetrol, including with respect to matters arising under federal securities laws of the United States, or to enforce against such persons or Ecopetrol judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws.

Ecopetrol has been advised by Brigard & Urrutia Abogados S.A.S., its Colombian counsel, that the Colombian Supreme Court of Justice will enforce a U.S. judgment predicated on the U.S. securities laws through a proceeding known under Colombian law as “exequatur”. The Colombian Supreme Court of Justice will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the following requirements set forth in Articles 605 through 607 of Law 1564 of 2012 (Código General del Proceso):

1.	a treaty or convention exists between Colombia and the country where the judgment was granted relating to the recognition and enforcement of foreign judgments or, in the absence of such treaty or convention, there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.	the foreign judgment does not relate to “in rem” rights vested in assets that were located in Colombia at the time the suit was filed;

3.	the foreign judgment does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

4.	the foreign judgment, in accordance with the laws of the country in which it was rendered, is final and not subject to appeal;

5.	a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Colombia;

6.	the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

7.	no proceedings are pending in Colombia with respect to the same subject matter, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter;

8.	in the proceedings commenced before the foreign court that issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and was given an opportunity to defend itself against the action; and

9.	the legal requirements pertaining to the “exequatur” proceedings have been observed.

We cannot assure you that a Colombian court would enforce a judgment issued by a U.S. court with respect to the notes based on U.S. securities laws. In addition, certain remedies available under provisions of the U.S. securities laws may not be admitted or enforced by Colombian courts.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, Colombia is a party to international treaties such as the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States. Pursuant to law 1563 of 2012, international arbitral awards issued in Colombia are not subject to “exequatur” or recognition proceedings.

The Supreme Court of Colombia has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. However, such enforceability decisions are considered by the Colombian Supreme Court of Justice on a case-by-case basis.

Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. In the course of the “exequatur” proceedings, both the plaintiff and the defendant are afforded the opportunity to request that evidence be collected in connection with the requirements listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

Assuming that a foreign judgment complies with the standards set forth in the preceding paragraphs and the absence of any condition referred to above that would render a foreign judgment not subject to recognition under Colombian law, such foreign judgment would be enforceable in Colombia in an enforcement proceeding under the laws of Colombia, provided that the Colombian Supreme Court has previously granted exequatur upon the foreign judgment.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. See “Risk Factors – We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our 2025 Annual Report, excluding exhibits 4.9 – 4.16 thereto;

•	our Current Reports on Form 6-K furnished to the SEC on July 24, 2026; August 28, 2026; September 1, 2026; September 15, 2026; September 16, 2026; September 18, 2026; September 24, 2026; October 1, 2026; October 1, 2026; October 15, 2026; and October 22, 2026, in all cases, reporting senior management changes; and

•	our Current Report on Form 6-K furnished to the SEC on November 9, 2026, containing (i) our unaudited interim consolidated financial statements as of June 30, 2026 and for the six-month period ended June 30, 2026 and 2025, which we refer to as the “unaudited interim consolidated financial statements”, and (ii) a discussion and analysis of our results of operations and financial condition for the six-month periods ended June 30, 2026 and 2025.

You may request a copy of any document that has not been delivered with this prospectus supplement, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, e-mail: investors@ecopetrol.com.co, Attention: Ivan Mauricio Lopez Lagos, Acting Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus supplement. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

LEGAL MATTERS

Unless otherwise indicated, Allen Overy Shearman Sterling US LLP, our United States counsel, will pass upon the validity under New York law of the notes and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the notes. The validity of the notes will also be passed upon for the underwriters by Milbank LLP, the underwriters’ United States counsel, and Pérez Llorca, Gómez Pinzón S.A.S., who will pass upon certain legal matters governed by Colombian law with respect to the notes.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. for the year ended December 31, 2025 incorporated in this prospectus supplement by reference to Ecopetrol S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of Ecopetrol S.A.’s internal control over financial reporting as of December 31, 2025 have been audited by Deloitte & Touche S.A.S., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The consolidated financial statements of Ecopetrol S.A. for the years ended December 31, 2024 and December 31, 2023 incorporated in this prospectus supplement by reference to Ecopetrol S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2025 have been audited by Ernst & Young Audit S.A.S., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Ecopetrol S.A. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The summary reports of Ryder Scott Company, LP, DeGolyer and MacNaughton, and Gaffney, Cline & Associates, Inc., each independent petroleum engineering consultants, referenced in the 2025 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

PROSPECTUS

Ecopetrol S.A.

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
GUARANTEED DEBT SECURITIES

We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the securities.

Our ordinary shares are listed on the Bolsa de Valores de Colombia under the symbol “ECOPETROL.” Our ordinary shares in the form of American Depositary Receipts are listed on the New York Stock Exchange under the symbol “EC.”

Investing in our securities involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in the “Risk Factors” section of our Annual Reports on Form 20-F filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2024.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of the securities:

•	our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 18, 2024, which we refer to as the “2023 Annual Report”; and

•	the description of our common stock contained in our registration statement on Form 20-F filed with the SEC on September 12, 2008.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (57) 310 315 8600, e-mail: investors@ecopetrol.com.co, Attention: Iván Mauricio López Lagos, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, “project”, “target”, “achieve” and “intend”, among other similar expressions, are understood as forward-looking statements. We have made forward-looking statements that address, among other things:

•	changes in international crude oil and gas prices;

•	our exploration and production activities, including drilling;

•	import and export activities;

•	our liquidity, cash flow, and sources of funding;

•	the results of our electric power transmission and toll roads activities through our subsidiary, Interconexión Eléctrica S.A. E.S.P. (“ISA”);

•	our projected and targeted capital expenditures and other cost commitments and revenues; and

•	dates by which certain areas will be developed or will come on-stream;

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the following:

•	future growth and development of the energy industry and its transition onto lower carbon sources of energy;

•	general economic and business conditions, including volatility in crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	competition;

•	our ability to obtain financing;

•	our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves;

•	uncertainties inherent in making estimates of our reserves;

•	the modification, adjustment or reduction of tariffs, rates or fees charged by the electricity transmission businesses in the countries where they operate;

•	significant political, economic and social developments in Colombia and other countries where we do business;

•	natural disasters, pandemics and other public health events, military operations, terrorist acts, wars or embargoes;

•	regulatory developments, including regulations related to climate change;

•	receipt of government approvals and licenses;

•	technical difficulties; and

•	other factors discussed in this prospectus as “Risk Factors.”

All forward-looking statements attributed to us are qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or for any other reason. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

v

THE COMPANY

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws as an industrial and commercial company also responsible for the production and administration of Colombia’s hydrocarbon resources. In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia or BVC, raising approximately COP$5,723 billion and resulting in 482,941 new shareholders. In September 30, 2011, we placed 644,185,868 shares in the BVC, raising approximately COP$2,380 billion and resulting in 219,054 new shareholders. In these two issuances, minority shareholders obtained 11.51% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange under the symbol “EC.”

Our principal offices are located at Carrera 13 No. 36-24, Bogota, Colombia and our telephone number is +57 -601 234 4000.

Please read Section 3: “Business Overview” in our 2023 Annual Report incorporated by reference herein for further information on our Company.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in the section Risk Review—Risk Factors in our 2023 Annual Report, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures and refinancing indebtedness.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the Company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the Company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

THE OFFER AND LISTING

Offer and Listing Details

American Depositary Receipts

We entered into an amended and restated deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of American Depositary Receipts or ADRs evidencing American Depositary Shares or ADSs. Each of the ADSs will represent 20 of our common shares or evidence of the right to receive 20 of our common shares.

On September 12, 2008, we submitted to the SEC an application to register our Company and to register and list our ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. Our ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008.

Common Shares

In August 2007, we conducted an initial public offering of 10.1% of our common shares in Colombia. As a result of such offering, our common shares trade on the BVC under the symbol ECOPETROL.

The second round of the equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately COP$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In addition, 87% of the offering was allocated to retail investors and the remaining 13% to institutional investors. Funds obtained by us from this offering were used in the Company’s investment plan.

In the case of a future primary equity offering, we will review whether or not existing shareholders would be entitled to preemptive or similar rights and, if that were the case, the corporate approvals and offering documents for any such primary equity offering would regulate the subject matter accordingly. Additionally, by virtue of Law 1118 of 2006, in the context of any such primary equity offering, the following limits apply to current and future registered holders of our common shares: (i) individuals (natural persons), may only acquire shares up to the equivalent to 5,000 monthly minimum wages in Colombia as such limit is in force on the date of any such offering (for 2024, the monthly minimum wage is COP$1,300,000) and (ii) pension and severance funds, mutual investment funds and our pension trusts, in the aggregate, may not acquire more than 15% of our outstanding common shares.

In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock up to the percentage permitted by Law 1118 of 2006. We understand that our cooperation is necessary for the successful coordination of the Nation’s process.

Price Information

Information regarding the high and low closing prices for our shares on the BVC and our ADRs on the NYSE for any relevant periods will be provided in supplements to this prospectus or other offering materials relating to an offering of our securities.

Plan of Distribution

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering materials. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, all securities offered by this prospectus, other than our common stock that is listed on the BVC and the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering materials, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Markets

Information concerning the markets on which the securities which may be offered pursuant to this prospectus are traded is incorporated by reference to the 2023 Annual Report.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information concerning any relevant dilution of our shares as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

ADDITIONAL INFORMATION

Share Capital

As of December 31, 2023, Ecopetrol’s authorized capital amounted to COP$36,540,000,000,000 comprised of 60,000,000,000 ordinary shares each with a par value of COP$609.

At such date, 41,116,694,690 of such shares had been subscribed with 11.51% (4,731,906,273 shares) held by natural and non-government entities and 88.49% (36,384,788,417 shares) held by Government entities. The value of such subscribed and paid-in capital at such date amounted to COP$25,040,067,066,330. There are no potentially dilutive instruments.

At such date, 18,883,305,310 of such shares remained unsubscribed. The value of such unsubscribed capital at such date amounted to COP$11,499,932,933,670. Under Colombian law, a company may keep authorized amounts of shares in reserve to facilitate future issuances and avoid an additional authorization of the general shareholders’ meeting.

Memorandum and Articles of Association

A translation of our amended and restated by-laws is included as Exhibit 1.1 to our 2023 Annual Report furnished to the SEC on April 18, 2024.

Material Contracts

A summary of our material contracts is incorporated by reference to the 2023 Annual Report.

Exchange Controls

Information on Colombian exchange controls is incorporated by reference to the 2023 Annual Report. In addition, further information on Colombian exchange controls relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Taxation

The material Colombian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Dividends and Paying Agents

All our common shares rank pari passu in right of payment of dividends and distributions upon liquidation. According to Colombian law and our by-laws, the ordinary shareholders’ meeting determines the allocation of distributable profits as dividends for the preceding fiscal year. The ordinary shareholders’ meeting must be held within three months following the end of the fiscal year.

Once profits are declared, we are obliged under Colombian law to subtract the following amounts before declaring dividends:

•	first, an appropriation is made for the payment of income tax for the corresponding fiscal year;

•	second, an amount equivalent to 10% of net profits is set aside to build up the legal reserve until that reserve is equal to at least 50% of the outstanding capital;

•	third, in case there were losses in prior years, the balance is used to offset such losses; and

•	fourth, the remaining amount will serve as the base for the dividends that are to be distributed and paid.

Pursuant to Colombian law, the vote of at least 78% of the shares represented entitled to vote is required to approve the distribution of less than 50% of the annual net profits. If the sum of all legal reserves (statutory, legal and optional) exceeds the amount of the outstanding capital, the Company must distribute at least 70% of the annual net profits.

Colombian law provides that any dividend payable in stock requires the approval of at least 80% of the shares present at a shareholders’ meeting. If such majority is not obtained, shares may be distributed as dividends to the shareholders accepting stock dividends payment. However, we, as a company whose controlling shareholder is the Nation–Ministry of Finance and Public Credit, would only pay dividends in stock to the shareholders that accept such in kind payment, pursuant to local regulations.

To the extent that we declare and pay dividends, owners of ADSs on the relevant record date will be entitled to receive dividends payable in respect of shares underlying the ADSs, subject to the terms of the relevant deposit agreement. Cash dividends may be paid to the depositary in Colombian pesos and, except as otherwise described under “Description of Securities – Description of Ordinary Shares”, are converted into U.S. dollars by the depositary.

Pursuant to Colombian law, our ex-dividend date is four business days prior to the payment date. Our dividend paying agent is DECEVAL (the registrar for the BVC).

The following table sets forth the dividends per share declared by our Board of Directors and paid, or to be paid, in Colombian pesos for the years ended December 31, 2023, 2022, 2021, 2020 and 2019. As additional information for the reader, we present these values in U.S. dollars.

Fiscal Year	Month and Year of Payment	Dividend Recipients	Total Dividend per Share (in COP$)	Total Dividend per Share (in US$)(1)
2023	April 2024(2)	Minority Shareholders	156.00	0.040
	June 2024(2)	Minority Shareholders	156.00	0.040
	December 2024(3)	Nation	312.00	0.080
2022	April 2023(4)	Minority Shareholders	197.66	0.042
	September 2023(4)	Minority Shareholders	197.67	0.049
	December 2023(4)	Minority Shareholders	197.67	0.052
	June 2023(5)	Nation	230.00	0.055
	September 2023(5)	Nation	221.17	0.055
	December 2023(5)	Nation	141.83	0.037
2021	April 2022(6)	Minority Shareholders	280.00	0.071
	April 2022(6)	Nation	18.58	0.005
	April 2022(6)	Nation	43.57	0.011
	May 2022(6)	Nation	43.57	0.011
	July 2022(6)	Nation	43.57	0.010
	August 2022(6)	Nation	43.57	0.010
	September 2022(6)	Nation	43.57	0.010
	October 2022(6)	Nation	43.57	0.009
	June 2022(7)	Minority Shareholders	168.00	0.041
	June 2022(7)	Nation	168.00	0.041
2020	April 2021(8)	Minority Shareholders	17.00	0.005
	April 2021(8)	Nation	17.00	0.005
2019	April 2020(9)	Minority Shareholders	180.00	0.045
	April 2020(10)	Nation	8.25	0.002
	May 2020(10)	Nation	8.25	0.002
	June 2020(10)	Nation	8.25	0.002
	August 2020(10)	Nation	33.70	0.009
	September 2020(10)	Nation	32.24	0.008
	October 2020(10)	Nation	31.51	0.008
	November 2020(10)	Nation	31.51	0.009
	December 2020(10)	Nation	26.31	0.008
	December 2020(11)	Nation	89.00	0.027
	December 2020(11)	Minority Shareholders	89.00	0.027

(1)	Amounts in U.S. dollars have been converted at the Representative Market Rate for the last business day of the month in which dividends were paid as calculated and certified by the Superintendency of Finance. For dividends corresponding to year 2023, the equivalent amount in U.S. dollars was converted at the Representative Market Rate of the immediately prior business day to the filing of this form. Amounts represented in U.S. dollars are solely for informative purposes. Dividends are paid in Colombian pesos.
(2)	Total Dividend per Share declared for the year 2023 that corresponds to the minority shareholders, and which is expected to be paid in three installments on April 03, and June 26 of 2024.
(3)	Total Dividend per Share declared for the year 2023 that corresponds to the National Government, and which is expected to be offset in full against accounts receivable from the National Government no later than December 31, 2024.
(4)	Total Dividend per Share declared for the year 2022 that corresponds to the minority shareholders, and which was paid in three equal installments on April 27, 2023, September 28, 2023 and December 21, 2023.
(5)	Total Dividend per Share declared for the year 2022 that corresponds to the National Government, and which was offset in full against accounts receivable from the National Government on June 29, September 28 and December 14 of 2023.

(6)	Total Dividend per Share declared for the year 2021 that corresponds to the minority shareholders, and which was paid in its entirety in April 21, 2022. Regarding dividends owed to the National Government for the year 2021, these were partially offset against accounts receivable from the National Government on June 21, 2022, and the remaining balance was paid in six equal installments on April 27, May 26, July 26, August 25, September 22, and October 31 of 2022.
(7)	Extraordinary Dividend per Share declared for the year 2021 that corresponds to the Minority Shareholders, which was paid in its entirety on June 30, 2022; and to the National Government, which was offset in full against accounts receivable from the National Government on June 21, 2022.
(8)	Total Dividend per Share declared for the year 2020 that corresponds to the National Government and the minority shareholders, and which was paid in its entirety on April 22, 2021.
(9)	Total Dividend per Share declared for the year 2019 that corresponds to the minority shareholders, and which was paid in its entirety on April 23, 2020.
(10)	Total Dividend per Share declared for the year 2019 that corresponds to the National Government and which was paid in eight installments, the first was paid on April 23, 2020, the second was paid on May 15, 2020, the third was paid on June 16, 2020, the fourth was paid on August 20, 2020, the fifth was paid on September 23, 2020, the sixth was paid on October 23, 2020, the seventh was paid on November 23, 2020 and the eight was paid on December 15, 2020.
(11)	Extraordinary Dividend per Share declared for the year 2019 that corresponds to the minority shareholders paid in its entirety on December 23, 2019 and to the National Government paid in one installment on December 26, 2019.

DESCRIPTION OF THE SECURITIES

Description of the Ordinary Shares evidenced by American Depositary Shares

JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), pursuant to the amended and restated deposit agreement, dated January 12, 2018, as amended by the Amendement No. 1 dated December 30, 2021, will issue the ADSs. Each ADS will represent an ownership interest in 20 shares which will be deposited with the custodian, as agent of the Depositary, under the deposit agreement among ourselves, the Depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which they have not distributed directly to you. Unless specifically requested by persons depositing shares, all ADSs will be issued on the books of our Depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflects your ownership of ADSs.

The Depositary’s office is located at 4 New York Plaza, 12th Floor, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the Depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Colombian law governs shareholder rights. Because the Depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the Depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the Depositary and its agents are also set out in the deposit agreement. Because the Depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the Depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the Depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the Depositary may lawfully distribute such rights, the Depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the Depositary may:

○	sell such rights if practicable and distribute the net proceeds as cash; or

○	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the Depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the Depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

The Depositary reserves the right to utilize a division, branch or affiliate to direct, manage and/or execute any public and/or private sale of securities described above.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the Depositary in connection with such issuance.

Shares deposited with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the Depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary’s direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the Depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the Depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the Depositary may deliver deposited securities at such other place as you may request.

The Depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the Depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement. Notwithstanding anything to the contrary in the deposit agreement, holders of ADSs who are non-residents of Colombia, who withdraw deposited securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation Colombia’s International Investment Statute as well as any taxes applicable thereby, as in effect from time to time.

Neither we nor the Depositary or the custodian shall have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any Holder relating to its obligations under Colombian tax law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure by any holder to comply with a requirement to register such investment prior to such withdrawal, or any failure by any holder to report foreign exchange transactions to the Colombian Central Bank, as the case may be.

Record Dates

The Depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares;

•	to give instructions for the exercise of voting rights at a meeting of holders of shares;

•	for the determination of the registered holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the Depositary asks you to provide it with voting instructions, you may instruct the Depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the Depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how you may instruct the Depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the Depositary must receive them in the manner and on or before the date specified. The Depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Depositary will only vote or attempt to vote as you instruct. The Depositary will not itself exercise any voting discretion. Furthermore, neither the Depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the Depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the deposit agreement.

Pursuant to certain regulations and opinions issued by the Superintendency of Finance (Superintendencia Financiera de Colombia), it is currently understood that a depositary may vote common shares of a Colombian corporation in an ADR program separately. Notwithstanding this, if new opinions or regulations are issued which prevent either the custodian or the Depositary to vote the common shares (including the right to receive common shares in the form of ADRs) deposited under the Deposit Agreement and any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited common shares (the “Deposited Securities”) separately, all such Deposited Securities shall be voted based on the majority vote of the voting instructions timely received from holders of ADRs. In the case of such single block voting, all holders of ADRs, including holders of ADRs for which no voting instructions are timely received and holders of ADRs with voting instructions contrary to the voting instructions of a majority of the Deposited Securities timely received, should be aware that the Deposited Securities shall all be voted as a single block and that the voting instructions of such holders of ADRs will be deemed given in the manner stated above.

Reports and Other Communications

Will I be able to view our reports?

The Depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.

Additionally, if we make any written communications generally available to holders of our shares, including the Depositary or the custodian, and we request the Depositary to provide them to ADR holders, the Depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The Depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing common shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

The following additional charges may be incurred by the ADR holders, by any party depositing or withdrawing common shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to US$0.05 or less per ADS for any cash distribution made pursuant to the deposit agreement;

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were common shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those holders of ADRs entitled thereto;

•	an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary’s agents (including, without limitation, the custodian and expenses incurred on behalf of holders of ADRs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of our common shares or other deposited securities, the sale of securities (including, without limitation, Deposited Securities) and the delivery of deposited securities or otherwise in connection with the Depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against registered holders of ADRs as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such holders of ADRs or by deducting such charge from one or more cash dividends or other cash distributions);

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at the request of a holder of ADRs;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	in connection with the conversion of foreign currency into U.S. dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges charged by it or the Depositary’s agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. The Depositary and/or the Depositary’s agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between us and the Depositary.

We will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between us and the Depositary. The fees described above may be amended from time to time.

Our Depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees upon such terms and conditions as the Company and the Depositary may agree from time to time. Neither the Depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the ADR program are not known at this time. The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the Depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the Depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the Depositary may choose to:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	not perform any of the above.

If the Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law. Notice of any amendment to the deposit agreement or form of ADRs does not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid, provided, however, that, in each such case, the notice given to you identifies a means for you to retrieve or receive the text of such amendment.

How may the deposit agreement be terminated?

The Depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders unless a successor Depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders of ADRs unless a successor Depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the Depositary. After termination, the Depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the termination date, the Depositary will use its reasonable efforts to sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the Depositary shall have no obligations except to account for such proceeds and other cash. The Depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the Depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the Depositary and its custodian may require you to pay, provide or deliver:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•	the production of proof satisfactory to the Depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the deposit agreement and the ADRs, as it may deem necessary or proper;

•	compliance with such regulations as the Depositary may establish consistent with the deposit agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the Depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the Depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The deposit agreement expressly limits the obligations and liability of the Depositary, ourselves and our respective directors, officers, employees, agents and affiliates. Neither we nor the Depositary nor any such directors, officers, employees, agents and affiliates, will be liable if:

•	present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the Depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the Depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary is not liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary is not responsible for, and, will incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate. The Depositary does not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Subject to certain exception, the Depositary will not incur liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that such custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

Additionally, none of us, the Depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the Depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The Depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the Depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages or lost profits.

The Depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the Depositary or when requested by us.

The Depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•	appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Description of the Preferred Shares

We will set forth in the applicable prospectus supplement or other offering materials a description of the preferred shares which may be offered under this prospectus.

Description of the Debt Securities

This is a summary of the material terms of the debt securities which we may offer pursuant to this prospectus and the indenture dated July 23, 2009, as amended by Amendment No. 1 to the indenture, dated as of June 26, 2015, (collectively the “indenture”), among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the debt securities and the indenture, and may not contain all the information that you should consider before investing in the debt securities. A copy of the indenture has been filed as an exhibit to our registration statement on Form F-4 filed with the SEC on August 31, 2009. A copy of the form of Amendment No. 1 to the indenture has been filed as an exhibit to our current report on Form 6-K filed with the SEC on June 24, 2015. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 240 Greenwich Street, Floor 7 East, New York, NY.

The applicable prospectus supplement or other offering materials may also add, update or change the description of the debt securities contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities, including our debt securities.

General

The indenture does not limit the aggregate principal amount of senior notes which may be issued under the indenture and provides that Ecopetrol may issue senior notes from time to time in one or more series. The senior notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus as the “debt securities”.

The debt securities will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The debt securities will bear interest at the rate per annum set forth in the applicable prospectus supplement from the date of original issuance of such debt securities. Interest payable will be paid on the dates set forth in the applicable prospectus supplement, each such date being an “interest payment date”, to the persons in whose names the debt securities are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. The maturity date for the debt securities will be set forth in the applicable prospectus supplement. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

In the case of amounts not paid by Ecopetrol under the debt securities, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the debt securities, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the debt securities protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the debt securities.

Except as otherwise set forth in the applicable prospectus supplement, each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, book-entry notes will not be exchangeable for debt securities issued in fully registered form (“certificated notes”).

Except as otherwise set forth in the applicable prospectus supplement, in the event that, as a result of certain change in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the debt securities will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “— Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the debt securities in whole or in part at a redemption price set forth below.

Except as otherwise set forth in the applicable prospectus supplement, we are required to make an offer to purchase all or any portion of outstanding debt securities held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the debt securities so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of debt securities, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the debt securities at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the debt securities not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of any note will look only to Ecopetrol for payment.

Form, Denomination and Registration

Except as otherwise set forth in the applicable prospectus supplement, the debt securities will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the debt securities represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the debt securities for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the debt securities.

The global notes representing the debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an Event of Default under the indenture with respect to the debt securities.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the debt securities, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the debt securities. The debt securities will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the debt securities, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debt securities, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debt securities and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of any note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the debt securities will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the debt securities; the depositary’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the debt securities. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the debt securities will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the debt securities in accordance with the debt securities and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or Event of Default under the indenture or the debt securities, it will notify the trustee in writing of the occurrence of such default or Event of Default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no Event of Default, or event which with the giving of notice or passage of time or both would become an Event of Default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that Event of Default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1)	hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2)	give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3)	at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the debt securities (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the debt securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.	Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.	Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred, and which is related to the financing of export, import or other trade transactions;

3.	Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.	Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.	Liens existing as of the date of original issuance of the debt securities;

6.	Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.	Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business

8.	Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.	Liens to secure the debt securities;

10.	(i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.	Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.	Liens securing Internal Indebtedness;

13.	Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.	Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.	Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.	Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.	Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.	Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Debt securities upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all debt securities then outstanding, at a purchase price equal to 101% of the principal amount of the debt securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the debt securities validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the debt securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the debt securities. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases debt securities upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase debt securities upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of debt securities required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the debt securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the debt securities or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the debt securities or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

i.	any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the debt securities);

ii.	any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

iii.	any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

iv.	any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had any note been presented during such 15-day period);

v.	any Tax payable other than by withholding or deduction from payments of principal or of interest on any note; or

vi.	any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

vii.	any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code, or

viii.	any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee. The obligation to pay Additional Amounts will survive the repayment of the debt securities and the sale or transfer of the debt securities (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the debt securities and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

Except as otherwise set forth below and in the applicable prospectus supplement, we will not be permitted to redeem the debt securities before their stated maturity. The debt securities will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, except as set forth above under “—Repurchase of Debt securities upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity.

Withholding Tax Redemption

The debt securities may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of the Taxing Jurisdiction or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdiction, Ecopetrol is or will become obligated to pay any Additional Amounts on the debt securities, if such change or amendment is announced and becomes effective on or after the issuance of the debt securities and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Prior to the giving of notice of redemption of such debt securities pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the debt securities that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the debt securities and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or Event of Default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the debt securities, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such debt securities equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “Event of Default” means any one of the following events with respect to the debt securities:

1.	default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.	default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.	default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the debt securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.	any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the debt securities, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.	the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.	Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.	the entry by a court having competent jurisdiction of:

a.	a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree, or order shall remain unstayed and in effect for a period of 180 consecutive days;

b.	a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree, or order shall remain unstayed and in effect for a period of 180 consecutive days; or

c.	a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.	the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an Event of Default with respect to the debt securities at the time outstanding (other than an Event of Default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities may declare the principal of the debt securities, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.	Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the debt securities and the principal of and any premium on the debt securities which have become due otherwise than by the declaration of acceleration and interest on the debt securities; and

2.	all events of default with respect to the debt securities, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.	change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.	reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.	shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.	change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.	reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

☐	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

☐	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the debt securities will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.	any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.	any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.	any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

☐	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

☐	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

☐	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

☐	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

☐	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

☐	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an Event of Default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the Event of Default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

Currency Indemnity

Any amount received or recovered by a holder of a debt security on or under the debt securities or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars will constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a debt security, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such debt security, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a debt security to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such debt security). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the debt securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a debt security and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any debt security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the debt securities.

Submission to Jurisdiction; Agent for Service of Process

We will submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the debt securities or the indenture. We have appointed Corporation Service Company (CSC), 19 West 44th Street, Suite 200, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action relating to the debt securities or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

Description of Guaranteed Debt Securities

We will set forth in the applicable prospectus supplement or other offering materials a description of the guaranteed debt securities which may be offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the securities and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the securities.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. (the “Company”) appearing in the Company’s 2023 Annual Report for the years ended December 31, 2023, 2022 and 2021 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young Audit. S.A.S., independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are, and audited consolidated financial statements and the Company management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young Audit S.A.S. pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The summary reports of Ryder Scott Company; DeGolyer and MacNaughton; and GaffneyCline, independent petroleum engineering consultants, referenced in the 2023 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Ecopetrol, S.A., Carrera 13 No. 36-24, Bogota, Republic of Colombia or by calling (57) 310 315 8600.

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ecopetrol.com.co. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

Ecopetrol S.A.

PROSPECTUS

April 19, 2024

ECOPETROL S.A.

US$          % Notes due 20

PROSPECTUS SUPPLEMENT

Global Coordinators and Joint Book-Running Managers

Citigroup	J.P. Morgan

Joint Book-Runners

BBVA	Itaú BBA

Passive Book-Runner

BofA Securities

              , 2026